As filed with the Securities and Exchange Commission on July 30, 2003
                                                  Registration No. 333-99733
               U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.


                              FORM SB-2
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          (Amendment No. 5)


               CREATIVE ENTERPRISES INTERNATIONAL, INC.
            (Name of small business issuer in its charter)

          Nevada                          5960                    88-0314792
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

               825 Lafayette Road, Bryn Mawr, PA 19010
    (Address of principal executive offices and place of business)

                           Michael Salaman
         President, Creative Enterprises International, Inc.
               825 Lafayette Road, Bryn Mawr, PA 19010
                             610-525-7444
      (Name, address and telephone number of agent for service)


                              Copies to:
Van L. Butler                                       Kimberly G. Scott
THOMAS G. KIMBLE & ASSOCIATES    ECKERT SEAMANS CHERIN & MELLOTT, LLC
311 South State Street, #440            1515 Market Street, 9th Floor
Salt Lake City, Utah 84111                     Philadelphia, PA 19102
(801) 531-0066                                          (215) 851-8400


APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

                   CALCULATION OF REGISTRATION FEE
                          (Previously filed)

=======================================================================================================
                                                                  Proposed     Proposed
                                                       Amount     Maximum      Maximum      Amount of
Title of Each Class of Securities to be Registered     to be   Offering Price  Aggregate   registration
                                                     Registered   Per Unit   Offering Price    fee
- -----------------------------------------------------------------------------------------------------
Warrants; underlying common stock $.001 par value....   787,500   $3.50        $2,756,250      $---
Common Stock $.001 par value......................... 1,566,169   $2.60(1)     $4,072,039      $---
                                                      ---------   -----        ----------      ----
     TOTALS.......................................... 2,353,669   $----        $6,828,289      $628
=======================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

               CREATIVE ENTERPRISES INTERNATIONAL, INC.
                   787,500  SHARES OF COMMON STOCK
          UNDERLYING 787,500 COMMON STOCK PURCHASE WARRANTS

     Our company, Creative Enterprises International, Inc., has registered:
o 787,500 warrants, to be distributed without cash consideration, as soon as practicable after the date of this prospectus, to common stockholders of record as of August 2, 2002
o 787,500 shares of common stock, issuable upon exercise of the warrants, at $.75 per share underlying warrants.
o 1,513,669 shares of common stock that are presently outstanding and owned by selling stockholders, at $.50 per share.

     The distribution and registration of these securities is for the purpose of providing our existing stockholders with an opportunity to increase their ownership of our common stock and liquidity in their current holdings. One common stock purchase warrant will be distributed to our stockholders for every 10 shares of common stock they own. Our board of directors decided that our stockholders of record at August 2, 2002 should be given the opportunity to purchase additional shares of common stock. Each common stock purchase warrant you hold entitles you to purchase one share of our common stock, at any time up until July 31, 2004. Whether a current prospectus is in effect or not, we can call and redeem the common stock purchase warrants for $.01 per warrant, on 30 days notice, at any time after the date of this prospectus.

     Our common stock does not currently trade in a public market. You are not assured that any public market will develop in the future. Our common stock is quoted in the Pink Sheets maintained by the National Quotations Bureau, Inc. under the symbol "CEII". The bid price quotation in the Pink Sheets for our common stock on June 17, 2003 was $.20 per share. We arbitrarily determined the exercise and redemption prices of the common stock purchase warrants, which bear no relationship to our assets, stockholders equity or any other objective criteria of value.

     The stockholders named on page 10 may sell up to 1,513,669 shares of our common stock. We will not receive any proceeds from the sale of these shares by our stockholders.


YOU SHOULD NOT PURCHASE THESE SECURITIES IF YOU CANNOT AFFORD TO RISK THE LOSS OF YOUR ENTIRE INVESTMENT. INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS SUCH AS THOSE DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 5.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Warrants are being distributed without cash consideration. Shares of our common stock are being offered only to holders of the warrants and will be sold without any underwriting discounts or other commissions. The offering price is payable in cash upon exercise of the warrants. No minimum number of warrants must be exercised, and no assurance exists that any warrants will be exercised.

      The date of this prospectus is                     , 2003

     Table of contents                                            Page

Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . 3

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

Comparative Data . . . . . . . . . . . . . . . . . . . . . . . . . . 8

Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . 9

Selling Stockholders . . . . . . . . . . . . . . . . . . . . . . . . 9

Market Information & Dividend Policy . . . . . . . . . . . . . . . .11

Management's Discussion and Analysis . . . . . . . . . . . . . . . .12

Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

Availability of Additional Information . . . . . . . . . . . . . . .19

Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

Certain Transactions . . . . . . . . . . . . . . . . . . . . . . . .22

Principal Shareholders . . . . . . . . . . . . . . . . . . . . . . .23

Description of Securities. . . . . . . . . . . . . . . . . . . . . .24

Shares eligible for future sale. . . . . . . . . . . . . . . . . . .26

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . .27

Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . .30

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30

Financial Statements . . . . . . . . . . . . . . . . . . . . . . . F-1

                         PROSPECTUS SUMMARY

     This summary highlights important information. As a summary, it is necessarily incomplete and does not contain all the information you should consider before investing. You should read the entire prospectus carefully.

                             OUR COMPANY

     Creative Enterprises International, Inc. was originally incorporated
June 20, 1984, in the State of Utah as Parvin Energy, Inc. The name was later changed to Sahara Gold Corporation. Its corporate domicile changed to the State of Nevada and its name to Inland Pacific Resources, Inc. on July 26, 1985. On December 18, 2001, it entered into an agreement and plan of reorganization with Creative Enterprises, Inc., a Delaware corporation. This agreement provided that all shares of common stock of the Delaware corporation issued and outstanding on that date be exchanged for shares of common stock issued by the Nevada corporation, which changed its name after the reorganization to Creative Enterprises International, Inc. Prior to the reorganization, it had 32,659,591 shares of common stock outstanding and pursuant to the agreement, it effected a 1 for 16.33 reverse stock split. This reduced the number of outstanding shares to 2,000,000. It then issued an additional 2,500,000 post-split common shares in the acquisition.

     Creative Enterprises is not a "blank check company" as defined in Rule 419, but will sell and distribute Zepter International products. It is party to an agreement under which Zepter has appointed it exclusive U.S. distributor for the Zepter trademarked product VacSy, and given it the right to sell other Zepter trademarked products in the Zepter(TM) line of products. Creative Enterprises has no international operations. Its initial focus will be on developing a market for Zepter products in the U.S. Zepter produces Vacuum Systems for Food Preservation, Cookware and other cutlery accessories, a high filtration vacuum cleaner, a complete line of cosmetics, and a cosmetic device called the Bioptron Light Therapy System, that uses polarized light for cosmetics skin therapy. Creative Enterprises also intends to search for, and secure distribution rights to, other products which management believes may be unique, innovative, high-quality products that will improve the quality and health of people's lives. No assurance exists of success in this venture. Creative Enterprises has incurred losses since inception, has only minimal revenues, operations and assets, to date has relied on the sale of securities and loans from shareholders to fund operations, and is in breach of minimum purchase requirements of its agreement with Zepter, which may be terminated at any time or, if continued, only on a nonexclusive basis. The address of our principal executive offices is 825 Lafayette Road, Bryn Mawr, PA 19010. Our telephone number is (610) 525-7444.

                             THE OFFERING

Securities         787,500 shares of our common stock, $.001 par value,
offered            underlying warrants. In addition, we have registered
                   1,513,669 shares of our common stock for resale by the stockholders listed on page 10. See
                   "Description of Securities" on page 24.

Offering Prices    $.75 per share underlying warrants; $.50 per share
                   sold by stockholders.

Plan of            Shares will be offered and sold without any discounts or
Distribution       other commissions, to holders of the warrants, when
                   they exercise them. The stockholders named on page 10 may sell up to 1,513,669 shares of our common stock. See
                   "Plan of Distribution" on page 27.


Use of Proceeds    We could potentially receive gross proceeds of as much
                   as $590,625 from the sale of the 787,500 shares of common stock issuable upon exercise of the warrants, if all of the warrants are exercised. Any proceeds will be used generally to provide additional working capital, but have not been specifically allocated,because there is no assurance any of the warrants will be exercised. We will not receive any proceeds from the resale of any shares owned by the stockholders listed on page 10.


Transfer Agent     Interwest Transfer Company, Inc., 1981 East 4800 South,
                   Suite 100, Salt Lake City, Utah 84117, (801) 272-9294.

Securities         We are authorized to issue up to 50,000,000 shares of
Outstanding        common stock and as of March 31, 2003, 8,525,000
                   shares of common stock were issued and outstanding. We have reserved from our authorized capital 787,500 shares of common stock for issuance upon exercise of the warrants. We are also authorized to issue up to 1,000,000 shares of preferred stock in one or more series with rights and preferences as the Board of Directors may designate. The Board of Directors has not designated any series of preferred stock.



Warrants Each warrant entitles you to purchase one share of common stock at any time until July 31, 2004, provided this prospectus is still current or has been updated. The exercise price is $.75 per share, subject to adjustment in certain events. The warrants are callable and can be redeemed by us for $.01 per warrant on 30 days notice at any time after the date of this prospectus. See "Description of Securities - Warrants" on page 25.

                             RISK FACTORS

The securities involve a high degree of risk. You should carefully consider the following risk factors and all other information in this prospectus before investing in Creative Enterprises International, Inc.

1. YOU DO NOT KNOW WHEN, IF EVER, OUR BUSINESS MAY BECOME PROFITABLE. WE ARE A DEVELOPMENT STAGE COMPANY WITH NO SIGNIFICANT REVENUES OR OPERATIONS TO DATE.

We have incurred net losses since inception and had an accumulated deficit at March 31, 2003 of $(2,836,870). Although we initiated sales of products in 2001, which generated modest revenues, our business model is speculative and unproven at this time. There is no assurance that we will successfully launch and market either the Zepter products or any other products for sale. We may not ever become profitable in the future.

2. YOU RISK LOSS OF YOUR ENTIRE INVESTMENT IF WE ARE NOT ABLE TO CONTINUE AS A GOING CONCERN.

The independent auditors have expressed substantial doubt about our ability to continue as a going concern. Their report includes a going concern qualification because the financial statements do not include any adjustments that might result from the outcome of the uncertainties which arise from the net losses and accumulated deficit.

3. YOU ARE NOT ASSURED WE WILL SUCCESSFULLY MARKET ZEPTER PRODUCTS IN THE
U.S. IF WE DO NOT, OUR BUSINESS WILL BE MATERIALLY, ADVERSELY EFFECTED AND MAY NOT SUCCEED.

Our business plan depends upon successfully marketing Zepter products in the U.S. To date, Zepter has not made a concentrated effort to develop a U.S. presence. The U.S. market for the products is uncertain and unpredictable. Our strategy to develop brand and product awareness for the Zepter trademarked products is untested, so it is not known whether U.S. consumers will consider the products desirable once they become familiar with the brand name and the products.

4. OUR EXCLUSIVE U.S. DISTRIBUTORSHIP FOR ZEPTER'S VACSY PRODUCT CAN BE TERMINATED AT ANY TIME, SINCE WE HAVE FAILED TO PURCHASE SPECIFIED MINIMUM QUANTITIES OF ZEPTER'S PRODUCTS, WHICH WE ARE UNLIKELY EVER TO PURCHASE.

Our agreement with Home Art & Sales Services AG ("Home Art"), which manufactures products under the Zepter trade name, requires purchase of minimum quantities of various Zepter products in order to maintain our right to be exclusive U.S. distributor of Zepter's VacSy product. If we fail to purchase the minimum quantity, Home Art can revoke our exclusive U.S. distributor status for the VacSy product, or even terminate the agreement, which would materially, adversely effect us. We have not been able to purchase the minimum quantity specified thus far and are unlikely to in the future. The agreement with Home Art specifies a total minimum quantity of $44 million worth of Zepter products be purchased during the period from September 1, 2001 to May 31, 2006, and $11 million by May 31, 2003. Only $198,280 worth of Zepter products had been purchased as of

March 31, 2003. We cannot guarantee
either that we will continue to be exclusive U.S. distributor of the Zepter VacSy product or that we will maintain our right to sell Zepter products.

5. THE PRODUCTS SOLD BY US MAY EXPOSE US TO PRODUCT LIABILITY CLAIMS. IF SUCCESSFULLY ASSERTED AGAINST US, THESE CLAIMS MAY COMPLETELY DEPLETE OUR ASSETS AND ANY REVENUES WE GENERATE.

Products sold by us may expose us to potential liability from damage claims by users of the products. In certain instances, we have been able to obtain contractual indemnification rights against such liabilities from the manufacturers of the products. However, we cannot be certain that we will not be exposed to liabilities arising from such claims. We do carry products liability insurance, but our insurance may not be sufficient to cover all claims that may be made against us.

6. WE DEPEND ON THIRD PARTY MANUFACTURERS AND SERVICE PROVIDERS AND ARE NOT ASSURED OF THE CONTINUED AVAILABILITY OF OUR SOURCES OF SUPPLY. IF OUR SUPPLIERS ARE UNABLE, AT ANY TIME, EITHER TEMPORARILY OR PERMANENTLY, TO DELIVER PRODUCTS TO US IN TIME TO FILL SALES ORDERS AND WE ARE NOT ABLE TO FIND OTHER SUPPLY SOURCES, WE WOULD NOT BE ABLE TO CONDUCT OPERATIONS.

All of the products that will be offered by us will be manufactured by third party domestic or foreign companies. In addition, we plan to use service providers to assist us in fulfilling orders placed for products and to provide other marketing services (such as development of Internet sites for each product). In addition, use of foreign manufacturers exposes us to the general risks of doing business abroad.

RISKS RELATED TO THE OFFERING

7. IT IS NOT ASSURED THAT ANY PROCEEDS WILL BE RECEIVED FROM WARRANT EXERCISE AND IT IS NOT LIKELY THAT MANY WARRANTS WILL BE EXERCISED. THE FEWER WARRANTS EXERCISED, THE LESS MONEY WE WILL HAVE TO FUND OPERATIONS.

If you exercise your warrants, this increases your risk because you do not know if any additional warrants will be exercised or we will receive further funding. Proceeds may not even be sufficient to defray offering expenses. Because no minimum number of warrants must be exercised, there is no escrow of funds. Any proceeds received will immediately be retained by us for use in our business.

8. THE AMOUNT OF CAPITAL CURRENTLY AVAILABLE TO US IS VERY LIMITED AND MAY NOT ENABLE US TO DEVELOP AND EXPAND OUR BUSINESS AND GENERATE A PROFIT.

If proceeds from this offering and our existing capital are not sufficient, we may need additional financing. We have no commitments or arrangements from commercial lenders or other sources for additional financing.

9. YOU ARE NOT ASSURED YOU WILL BE ABLE TO SELL YOUR COMMON STOCK IN THE FUTURE AT A PRICE WHICH EQUALS OR EXCEEDS THE EXERCISE PRICE.

The exercise price of the warrants was arbitrarily determined by us and set at a level substantially in excess of prices recently paid for securities of the same class. The price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the exercise price be regarded as an indicator of any future market price of our securities.

10. YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT READILY OR AT ALL WHEN YOU NEED OR DESIRE TO SELL.

Although our common stock is quoted in the Pink Sheets maintained by the National Quotations Bureau, Inc., there has been a limited public trading market. You are not assured that an active trading market will develop, or if a market does develop, that it will continue. As a result, an investment in our common stock may be totally illiquid.

                NOTE ABOUT FORWARD-LOOKING STATEMENTS

     We have made statements under the captions "Prospectus Summary", "Risk Factors" and elsewhere in this prospectus that are forward-looking statements. You can identify these statements by forward-looking words such as "may", "expect", "anticipate", "believe", "estimate", and similar terminology. Forward-looking statements address, among other things:

o the sale of new products and the expansion of the market for current products;
o     implementing aspects of our business plans;
o     financing goals and plans; and
o     our expectations regarding actions to be taken by parties other than us.

     We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to accurately predict and/or which we do not fully control that will cause actual results to differ materially from those expressed or implied by our forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our forward-looking statements are made as of the date of this prospectus, and we assume no duty to update them or to explain why actual results may differ except as we are required to do by law.

                               DILUTION

     Whether you exercise warrants or purchase from selling stockholders, you will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase. The exact amount of dilution will vary depending upon the number of warrants exercised and, in the case of shares purchased from selling stockholders, also on the purchase price of those shares.

     Dilution is the difference between the purchase price per share of common stock and the net tangible book value per share immediately after its purchase. Net tangible book value per share is calculated by subtracting total liabilities from total assets less intangible assets, and then dividing by the number of shares of common stock then outstanding. Based on the March 31, 2003, financial statements of Creative Enterprises, net tangible book value was $(188,952) or approximately $(.02) per common share. Prior to the exercise of any warrants, 8,525,000 shares of common stock are outstanding (as of March 31, 2003).

     If all the warrants were to be exercised (of which there is no assurance), we would then have 9,312,500 shares of common stock outstanding. The estimated pro forma net tangible book value of Creative Enterprises (which gives effect to receipt of the net proceeds from such exercise and issuance of the underlying shares of common stock, but does not take into consideration any other changes in net tangible book value after March 31, 2003), would then be $362,045 or about $.04 per share. This would result in dilution to persons exercising warrants of $.71 per share, or 95% of the exercise price of $.75 per share. Net tangible book value per share would increase to the benefit of present stockholders from $(.02) prior to the offering to $.04 after the offering, or an increase of $.06 per share attributable to exercise of the warrants. The following table sets forth the estimated net tangible book value per share after exercise of the warrants and dilution to persons purchasing the underlying common stock.

Exercise of all Warrants:

Warrant exercise price/share               $.75

Net tangible book value/share      $(.02)
prior to
exercise

Increase attributable to warrant    .06
exercise

Pro forma NTBV/share after                    .04
exercise

Dilution                                   $.71

     If less than all warrants are exercised, dilution to exercising warrant holders will be greater than the amount shown. The fewer warrants exercised, the greater dilution will be on the stock underlying warrants that are exercised. Dilution to those purchasing from selling stockholders will vary depending upon the number of warrants exercised, in the same manner as for warrant holders but will be less than the dilution to exercising warrant holders since that purchase price is less than the warrant exercise price of $.75 per share. Further potential dilution may occur if the shares subject to earn out are issued. The exact amount of this dilution, if any, will vary depending upon the amount of change in net tangible book value resulting from the revenues that must be generated in order to issue the shares subject to earn out, which is not presently determinable.

                           COMPARATIVE DATA

     The following chart shows book value or net equity per share, and proportionate ownership in Creative Enterprises represented by, outstanding common stock held by promoters and other present shareholders, and stock issuable upon exercise or fulfillment of outstanding options or stock rights, compared to the price that will be paid and proportionate ownership represented by common stock that will be acquired by exercising warrant holders, assuming all warrants are exercised.


                            Shares Owned   Percent Cash Paid Per/Share

Option Holders, if all
options are exercised.           150,000     1.3%    75,000      $.50


Shares subject to earnout
owned by Michael Salaman,      1,666,666    15.0%         0         0
if all shares are earned (1)


Warrant Holders, if all
Warrants are exercised           787,500     7.1%   590,625      .75


Currently Outstanding
Stock (2)                      8,525,000    76.6%  (188,952)   $ (0.2)




(1) In connection with the acquisition of Creative Enterprises in January of 2002, Mr. Salaman has the right to earn up to 1,666,666 shares if revenues of at least $7.5 Million for the calendar year 2002, and $15 Million in revenues for the calendar year 2003, are achieved. If the 2002 revenue goals are not achieved, they carry over to the year 2003. The 2002 revenue goals were not achieved before the end of the year, so they carry over to the year 2003. In the event at least two-thirds of a given years revenue goal is achieved, Mr. Salaman is entitled to a pro-rata amount of the shares to be earned for that calendar year.

(2) Amounts shown reflect current net equity on an aggregate and per share basis.

                           USE OF PROCEEDS

     The net proceeds to Creative Enterprises from the sale of the shares of common stock underlying the warrants at the exercise price of $.75 per share will vary depending upon the total number of warrants exercised. If all warrants were to be exercised (of which there is absolutely no assurance, nor any assurance that any warrants will be exercised), we would receive gross proceeds of $590,625. Regardless of the number of warrants exercised, we expect to incur offering expenses estimated at $39,628 for legal, accounting, printing and other costs in connection with the offering. Inasmuch as there is no assurance that any warrants will be exercised nor any requirement that any minimum number of warrants be exercised, there are no escrow provisions. Any proceeds that are received will be immediately available to Creative Enterprises to provide additional working capital to be used for general corporate purposes, including the purchase of inventory. Proceeds have not been specifically allocated, and the exact uses of the proceeds will depend on the amounts received and the timing of receipt. Management's general intent is to use whatever additional funds may be generated from warrant exercise to continue developing a market for the Zepter(TM) line of products in the United States. We will not receive any proceeds from the sale of shares by our stockholders.

                         SELLING STOCKHOLDERS

     The following table lists each person who may resell shares pursuant to this prospectus

(the "selling stockholders"), and, in addition, sets forth:

o the number of shares of common stock beneficially owned by each selling stockholder prior to the offering;
o the number of shares of common stock registered for sale by each selling stockholder in the offering; and
o the number of shares of common stock and the percentage of the common stock owned by each selling stockholder after the offering, assuming that the selling stockholders sell all of the shares registered for their benefit and that the selling stockholders do not exercise warrants received by them pursuant to this registration statement.

Selling            Outstanding  Amount of  Outstanding   Percentage
                     Shares    Securities  Shares Owned  Ownership
Stockholder        Owned Prior  Offered     After the     After
                   to Offering              Offering     Offering (1)
Alan Cohen           255,000    205,000        50,000           *

Devonshire           375,847     23,763       352,084        4.1%
Partners, Inc(2)

Domenica, Inc.(3)    350,000    100,000       250,000        2.9%

Jennifer Dixon        20,000     10,000        10,000           0

Rona Dixon            30,000     10,000        20,000           *

Lynn Dixon
Grandchildren's       10,000     10,000             0           *
Trust

Lynn Dixon           320,000    100,000       220,000        2.6%

Melissa Epperson     357,492    230,000       127,492        1.5%

Perry Grant          620,000    275,000       345,000        4.0%

Heather Hamby         35,991     10,011        25,980           *

Dr. Turan Itil        62,500     12,500        50,000           *

Pam Jowett            23,000     23,000             0           *

Darold Moeller         7,000      7,000             0           *

Nika Corp. (4)       336,895    286,895        50,000           *

Ted Pagano           120,000     20,000       100,000        1.1%

Sam Rosengarten        7,500      7,500             0           *

Steven Salaman       150,000    150,000             0           *

Allison White          3,000      3,000             0           *

Brenda White           5,000      5,000             0           *

White Knight          15,000     15,000             0           *
Associates(5)

Michael Williamson    30,000     10,000        20,000           *

                     TOTAL        1,513,669

* Equals less than 1% of the outstanding common stock after the offering.

(1) Based upon an aggregate 8,525,000 (as of March 31, 2003) shares of common stock outstanding.
(2)  Control person of Devonshire Partners: Thomas G. Kimble
(3)  Control person of Domenica, Inc: Dorothy Bechtel
(4)  Control person of Nika Corp: Ephraim Schwartz
(5)  Control person of White Knight Assoc: Richard Greenberg

     No selling stockholders are broker-dealers or affiliates of broker-dealers.

                 MARKET INFORMATION & DIVIDEND POLICY

     The common stock of Creative Enterprises is quoted on the Electronic Pink Sheets under the symbol CEII. As of January 24, 2003, there were approximately 410 recordholders of our common stock.

     The following table sets forth the high and low bid prices for shares of our common stock for the periods noted, as reported in the Pink Sheets maintained by the National Quotations Bureau, Inc. Quotations reflect the inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. In January of 2002, our common stock began price quotations, after the agreement and plan of reorganization entered into with Creative Enterprises, Inc. and the name change from Inland Pacific Resources, Inc. to Creative Enterprises International, Inc. Since January of 2002, recent bid and ask quotations for our common stock are as follows:

                     Bid Prices

  Year          Period           High      Low
_________________________________________________

2002    January 3 to March    3.50      1.75
        31

        April 1 to June 30    2.90      2.40

        July 1 to September   3.45      2.00
        30

        October 1 to          3.80      2.25
        December 31

2003    January 1 to March    3.60      0.60
        31

     Our common stock is considered a penny stock under rules promulgated by the Securities and Exchange Commission. The likely effect of designation as a penny stock is to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of these stocks compared to other securities. Under the rules, broker-dealers participating in transactions in these securities must first deliver a risk disclosure document which describes risks associated with these stocks, broker-dealers' duties, customers' rights and remedies, market and other information, and make suitability determinations approving the customers for these stock transactions based on financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing, provide monthly account statements to customers, and obtain specific written consent of each customer.

DIVIDEND POLICY

     Creative Enterprises has not previously paid any cash dividends on common stock and does not anticipate or contemplate paying cash dividends on common stock in the foreseeable future. It is the present intention of management to utilize all available funds for the development of our business. The only restrictions that limit the ability to pay dividends on common stock or that are likely to do so in the future are those restrictions imposed by law. Under Nevada corporate law, no dividends or distributions may be made which would render a company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy outstanding liquidation preferences.

                 MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion and analysis should be read in conjunction with our consolidated financial statements and the notes associated with them contained elsewhere in this prospectus. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of management.

     Creative Enterprises is a direct marketing company that sells Health and Beauty and Personal care products to consumers in the United States. We look for products that have "mass appeal" and offer health benefits to the consumer. We typically purchase products from the manufacturer at wholesale. Revenue is generated through selling the products at a retail price through Direct response Television commercials, the Internet, and through mass and specialty retail outlets. Our marketing expenses include production of commercials, purchasing of media, customer service, and other marketing related expenses. Websites we operate include our corporate website www.creativepi.com, www.cleansy.com, www.bioptron.net and www.swiss-nature.net. Our current principal source of products is Zepter International, a multi-national manufacturer of Health and Beauty and Personal care products.

     Creative Enterprises has been in development stage since inception and had no revenues from operations prior to fiscal 2002, when we recognized revenues of $48,732. Management purchased 500 CleanSy Water Vacuums. In fiscal 2002, revenue of $35,330 was recognized from sales of the CleanSy Water Vacuum System. A purchase order for 700 sets of the Zepter VacSy Food Preservation System received from and consigned to QVC Networks generated revenues of $8,644 from sale of 100 systems in fiscal 2002. Sales of 4,500 Fisher Space Pens added revenues of $4,758.

     Cost of sales was $46,353, for a Gross profit of $2,379. However, expenses totalled $2,400,796, resulting in losses. Net Losses for the fiscal years ended December 31, 2002 and 2001 were $2,425,268 and $250,184, respectively. The losses were primarily attributable to marketing expenses, stock compensation, consultants fees and other general and administrative expenses. Marketing expenses were $313,874, in 2002 and 8,356 in 2001. Consultants fees were $336,174 in 2002 and $114,500 in 2001. Stock compensation resulting from the conversion of debt to equity in 2002 was $1,240,000.

PLAN OF OPERATIONS.

     Management's plan of operations over the next twelve months is to further develop the marketing and distribution of the Zepter line of products, specifically focusing on the Bioptron Light Therapy System and the Swiss Nature line of skin care treatment products. Management is also focused on expanding the existing distribution channels on Home Shopping Television Networks, the Internet, and adding mass retail and specialty retail outlets as points of distribution and sales. Management is also searching for new products in the Health and Beauty and Personal

Care arena to broaden the product lines.


     Creative Enterprises will incur operating expenses, consisting of expenses for salaries and commissions, marketing expenses (such as product samples, printing and postage expenses), travel expenses, and professional fees in the fiscal year ending December 31, 2003. Management believes that its primary cash requirements for the next 12 months will be in the area of marketing expenses, operations, infrastructure investment and inventory purchases, principally of the Zepter VacSy Food Preservation System and other Zepter products. If we are able to obtain funding, which is not assured, management anticipates that sales and marketing expenses may total as much as $500,000 in the 12 months ending December 31, 2003. Inventory purchases will be the other principal cash requirement in the 12 months ending December 31, 2003. Management cannot anticipate what inventory purchases during that time may total, due to the lack of any assured funding. Management expects that the funding for these inventory purchases will come from traditional bank financing, which is also not assured and may not be on favorable terms, since we have no commitments or arrangements from commercial lenders or other sources. Management expects to purchase Zepter products on an "as sold" basis and receive the same commercial terms from Zepter International and other suppliers with respect to payment and delivery terms as other third party distributors receive, but there is no assurance of this.


     To satisfy the anticipated cash requirements for fiscal 2003, management will need to raise additional funds unless we are able to obtain sufficient cash from operations. At this time, however, management does not anticipate generating sufficient cash from operations to fund its ongoing business. Creative Enterprises has incurred losses since inception, has only minimal revenues, operations and assets, and to date has relied on the sale of securities and loans from shareholders, none of which is assured, to fund operations and expenditures, including expenses related to this offering, which thus far have been paid through advances from management. We are unable to satisfy current cash requirements without additional funds. If we are unable to raise additional funds as needed through a combination of private equity fund raising efforts, loans, or the sale of products, none of which is assured, management may need to delay implementing its plan of operations until it raises additional funds. There is no assurance when additional funds may be received. If we are unable to raise additional funds on a timely basis to satisfy minimum purchase requirements, our exclusive marketing rights may be terminated.


     While management does not expect, in the foreseeable future, to satisfy the minimum purchase requirements set forth in the agreement with Home Art, and therefore expects the exclusive marketing rights to terminate, management intends to continue marketing Zepter products on a nonexclusive basis. There is no assurance how long this arrangement will continue on a nonexclusive basis, nor any assurance Home Art will not find other distributors to market its products in the U.S. Management has not had any discussions or negotiations with Home Art and has not received any indication or written notice of Home Art's wish to either revoke the exclusive right to distribute the VacSy Product (such that the right becomes non-exclusive), or to terminate this Agreement. Management does not expect the agreement to be terminated, since Home Art benefits and is not disadvantaged from its continuation, at least on a non-exclusive basis which does not preclude Home Art from finding other distributors, but management has no assurance Home Art will not terminate the agreement, with immediate effect, at any time. In such event, management would immediately discontinue marketing Zepter products and refocus and heighten its efforts in searching for other, new products in the Health and Beauty and Personal Care arena to broaden or replace the existing product lines. Management has ongoing discussions with other manufacturers of such products, but has not developed any other contingency plans in the event of termination. There is no assurance we would be able to find suitable replacement products in the event of termination.

     Creative Enterprises does not anticipate any significant research and development expenses or expect any purchase or sale of plant and significant equipment during the 12 months ending December 31, 2003. Likewise, management does not anticipate an increase in the number of employees unless an increase in our operations requires additional employees.

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation as a going concern. However, Creative Enterprises has incurred losses since inception, has not been successful in establishing profitable operations, and current liabilities exceed current assets. These factors raise substantial doubt about its ability to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans and/or through additional sales of common stock. There is no assurance that management will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                               BUSINESS

HISTORY AND DEVELOPMENT OF THE COMPANY

     Creative Enterprises International, Inc. was originally incorporated June 20, 1984, in the State of Utah as Parvin Energy, Inc. The name was later changed to Sahara Gold Corporation. Its corporate domicile changed to the State of Nevada and its name to Inland Pacific Resources, Inc. on July 26, 1985. During the last three years, it was inactive and did not engage in any business. On December 18, 2001, it entered into an agreement and plan of reorganization with Creative Enterprises, Inc., a Delaware corporation formed October 18, 2001. The agreement provided that all stock of the Delaware corporation issued and outstanding on December 18, 2001, be exchanged for shares of common stock issued by the Nevada corporation, which changed its name after the reorganization to Creative Enterprises International, Inc. 32,659,591 shares of common stock were outstanding prior to the reorganization, and pursuant to the agreement, it effected a 1 for 16.33 reverse stock split. This reduced the number of outstanding shares to 2,000,000. It then issued an additional 2,500,000 post-split common shares in the acquisition.

BUSINESS OF THE COMPANY

     Creative Enterprises is not a "blank check company" as defined in Rule 419, but will sell and distribute Zepter International products. Our initial focus will be on developing a market for the Zepter (TM) line of products in the U.S. Zepter products are manufactured by Home Art & Sales Services AG of Switzerland. Home Art operates under the trade name of Zepter. Home Art/ Zepter is a global manufacturer and retailer of proprietary consumer products. Currently, through our subsidiary (Creative Enterprises, Inc., sole member of Creative Partners International, LLC, a Delaware Limited Liability Company, formed February 12, 2001), we are party to a distribution agreement dated June 1, 2001, with Zepter International. Zepter appointed us its exclusive U.S. distributor for the Zepter trademarked product VacSy, and has given us the right to sell other Zepter trademarked products in the Zepter (TM) line of products, in the United States. We do not operate, or market and distribute these products, anywhere else. Creative Enterprises has no international operations.

     The distribution agreement with Home Art is for an initial term of five years and, subject to us satisfying the minimum quantity requirements, will continue automatically for an indefinite period thereafter unless terminated by either party. Thus far, we have not been able to satisfy minimum quantity requirements, and it is unlikely we will do so in the foreseeable future. There is no assurance Home Art will not revoke our exclusive rights or terminate the agreement altogether prior to expiration of the initial term. The distribution agreement will not continue automatically beyond the initial term unless we satisfy the minimum quantity requirements. Zepter International is a privately held company headquartered in Monaco with revenues of approximately $2 billion. Zepter International manufactures and markets proprietary consumer products around the world through a direct sales force of over 100,000 distributors. Zepter operates 10 manufacturing facilities that produce products such as Vacuum Systems for Food Preservation, Cookware and other cutlery accessories, a high filtration vacuum cleaner, a complete line of cosmetics, and a cosmetic device that uses polarized light for cosmetics skin therapy called the Bioptron Light Therapy System.

     Creative Enterprises intends to be a marketing and distribution company of consumer products and intends to search for other products which management believes may be unique, innovative, high quality products that will improve the quality and health of people's lives. No assurance exists of success in this venture. Creative Enterprises has incurred losses since inception, has only minimal revenues, operations and assets, and to date has relied on the sale of securities and loans from shareholders to fund operations.

     Creative Enterprises will market its products by identifying and targeting potential customers and initiating advertising that communicates the benefits of each product. Creative Enterprises intends to distribute and market all of its products through a combination of infomercials, appearances on Home Shopping Channels, and the Internet. Our current websites include www.creativepi.com and www.cleansy.com. Creative Enterprises has generated revenues from the sale of products. Marketing costs include advertising expense, sales commissions, product samples, credit card processing fees, and customer service.

Principal Products and Markets:

Zepter International Products

     The distribution agreement Creative Enterprises entered into with Home Art, the Monaco headquartered manufacturer of Health, Beauty and Personal care products, provides us with finished goods that are currently being sold by Zepter in over 50 countries. Zepter has limited distribution in the U.S market and our agreement with Zepter is to sell their products in the U.S. Our focus on Zepter's products includes the Bioptron Light Therapy System, Swiss Nature Skin Care line, CleanSy Water Vacuum System, and VacSy Food Storage System. To date, about 90% of our sales has come from selling the CleanSy Water Vacuum System on the Internet and selling the VacSy Food Storage System on the QVC Network. We introduced and began marketing the Bioptron Light Therapy System and Swiss Nature Skin Care line in the 2nd quarter, 2003. Both product lines were launched at the International Beauty Show in New York on March 9-11, 2003.

     Zepter is an organization that produces and sells consumer products around the world, principally through direct sales using a sales force and retail outlets. Zepter has its own sales in over 50 countries throughout the world. Creative Enterprises does not operate, or market and distribute Zepter products, anywhere but in the United States.

     The range of Zepter trademarked products extends from stainless steel cookware, tableware, cutlery and other household goods and "home art" accessories to beauty products including cosmetics, electro-cosmetics, dietary supplements, jewelry and fashion accessories. Zepter's household products include the Zepter home cooking system; tableware; stainless steel and silver accessories for home decoration; VacSy, a vacuum system patented for food preservation; and CleanSy, a bagless water-based filtration home vacuum cleaner. Zepter's beauty and skincare products include Bioptron(R), a proprietary light therapy system; various electro-cosmetic devices; and the "Swissological", "LaDanza" and "Swiss Nature" cosmetics lines. Zepter's luxury accessories include jewelry, both costume and fine, and the Zepter timepieces.

The Zepter products are manufactured in 10 production factories owned by Home Art/Zepter located in France, Germany, Italy and Switzerland.

Among the initial Zepter products that Creative Enterprises markets or intends to market are the following:

VacSy(R) Food Preservation system. The VacSy(R) Food Preservation system preserves food by eliminating contact with the air. The VacSy(R) line consists of a vacuum pump and a variety of containers and accessories for hermetic sealing. 18% of the revenue recognized in fiscal 2002 was from sales of the VacSy(R) Food Preservation System.

Bioptron Light Therapy Device. The Bioptron device is based on light therapy that has an effect on an individual's biological system, a process known as biostimulation. In Europe Bioptron is an approved medical devicefor the treatment of pain and burns. The Bioptron device has been approved by the U.S. Food and Drug Administration to be used as a cosmetic device as a skin care system. It is still under review by the FDA for other medical applications.

CleanSy (Home Vacuum Cleaning System). This water-based vacuum cleaning system uses water as a filter to eliminate the need for paper bags. The paper bags typically used must continually be replaced and are a breeding ground for bacteria. The filter system has 8 levels, designed to trap even the smallest particles of dust. Traditional vacuum cleaners return 20 to 30% of the dust to the environment. 72% of the revenue recognized in fiscal 2002 was from sales of the CleanSy Water Vacuum System.

Kitchenware. Zepter's stackable cookware is designed to cook without salt, water or oil, thus allowing food to retain its natural aromas, flavors, vitamins, and trace elements. Zepter cookware products are constructed of chrome nickel 18/10. Zepter's cookware includes a base manufactured from a variety of metal alloys that enables the cookware to pass directly from the stove to the table. The cookware system is also equipped with a thermostat which is incorporated in the lid knob, and indicates the temperature.

Swiss Nature Skin Care Beauty Products. Zepter has isolated certain active ingredients in plants and has combined them to create skin treatment products. The plant extracts used in the cosmetics are obtained in the Swiss Alps in a region called Valais. No chemical fertilizers, pesticides or herbicides are used. Swiss Nature's plant extracts remain all natural. The Echinacea plant is the primary extract found in Swiss Nature products.

Swiss Nature has 20 products in 3 formulas:

o      Skin care for face;
o      Skin care for body; and
o      Skin care for men.

Swissological Baby. A baby's skin is very delicate and requires the utmost care. Zepter laboratories have developed products that are hypoallergenic, soap free, and pH neutral and include:

o      Nourishing Lotion;
o      Protecting Oil;
o      Cream Bath;
o      Chamomile Shampoo; and
o      Calming Talc.

LaDanza. LaDanza is Zepter's high end cosmetics line.

Other Zepter Products. Other Zepter trademarked products we currently market include:

o Electro-Cosmetic Devices - anti-cellulite massagers, hair removers, electro-acupuncture.

Other Product Lines Marketed and Distributed by Creative Enterprises.

Fisher Space Pens. Developed in the 1960's for NASA, the space pen writes under extreme conditions as well as under water. Fisher Space Pens, Boulder
City, NV is the manufacturer. Creative Enterprises has sold approximately 4,500 Spacepens as a nonexclusive distributor. 10% of the revenue recognized in fiscal 2002 was from sales of Fisher Space Pens.

Wavetrend. Creative Enterprises entered into an agreement with Wavetrend, Inc. to market in the U.S., as a non-exclusive distributor of Wavetrend products, a line of hardware and software that wirelessly protects computers from prying eyes, thereby protecting the information that resides on laptops and personal computers. This product, called PC ACCESS CONTROL, can also track physical assets (such as computers) and individuals entering and leaving buildings or other protected areas. The one year agreement continues indefinitely subject to either party's right to terminate the agreement by giving not less than sixty (60) days prior written notice to the other of its intention to terminate.

Marketing and Distribution:

As of December 31, 2002, we had received an order from QVC for a total of 6,500 pens. We also received an order from QVC for 700 sets of Zepter VacSy Food Preservation Systems, the terms of which are consignment. To date approximately 4,500 Spacepens and 100 VacSy Food Preservation Systems have sold through airings on QVC. We plan to continue to sell through QVC and other Home Shopping Networks, as well as retail outlets to sell our remaining inventory. There is no assurance when we may sell our remaining inventory. In addition to our marketing on QVC Networks, we continue to sell the CleanSy Water Vacuum System through our electronic storefront, located at www.cleansy.com. We also operated electronic stores located at www.bioptron.net and www.swiss-nature.net. Creative Enterprises is an approved vendor of QVC and its product VacSy can be ordered from www.qvc.com. QVC is the country's largest home shopping network selling everything from jewelry to cosmetics to households items direct to consumers through their television network.

COMPETITION

     Management is aware of the competitive landscape within which Creative Enterprises operates. Therefore we have focused on products we believe are unique, and/or are patented by their manufacturers. In most cases, the products have never been marketed in the U.S. Also, we intend to work with large established manufacturers like Zepter International who provide us with finished goods and tested marketing programs. We are a relatively small marketing and distribution company and our position in the industry is insignificant. The consumer products industry, specifically the health, beauty and personal care products industry is very competitive and is dominated by a number of large manufacturers, producers, and retailers. Such companies have substantially greater resources and expertise and significant competitive advantages over us. Our ability to market Zepter's or any other products, and the prices at which we can market them, are subject to numerous factors and conditions existing in the industry over which we have no control. The table below highlights the market share leaders in each category. Management expects that there will be competition for most of its products from manufacturers and other distributors. Management will track and benchmark our performance against each of these market share leaders to maintain competitive pricing and product differentiation in each of these sectors. There can be no assurance, however, that this product strategy will be successful.


Competitive Market Analysis

    SECTOR       MARKET LEADER         EXAMPLE PRODUCTS

SKIN CARE             P&G            Olay, Noxzema, Ivory

                    L'Oreal                 L'Oreal

                    Unliever      Pond's, Dove, Vaseline, Lux

SKIN TREATMENT Boot's Healthcare           Clearasil
                 International

               Johnson & Johnson   Clean & Clear, Dermabond,
                                         Retin-A-Micro

                GlaxoSmithKline               Oxy

COSMETICS             P&G         Cover Girl, Max Factor, Olay

                     Revlon                 Revlon

                    L'Oreal           L'Oreal, Maybelline

FOOD STORAGE   Newell-Rubbermaid          Rubbermaid

                Sterilite Corp.            Sterilite

                Tupperware Corp.          Tupperware

                   Tilia Inc.              Foodsaver

VACUUM CLEANERS       Hoover                Hoover

                     Eureka                 Eureka

                     Royal                   Royal

FACILITIES AND EMPLOYEES

     Our principal business address is located at 825 Lafayette Road, Bryn Mawr, PA 19010. We have 800 sq. ft. of space and operate "rent free" with space being contributed by Mr. Salaman. Subject to the availability of funding, which is not assured, we intend to lease approximately 1500 sq. ft. to accommodate growth. We have identified a location that will accommodate our plan to hire 2 additional staff members. Currently we have 4 full-time employees. We have not had any material employee relations problems.

LEGAL PROCEEDINGS

     Creative Enterprises is not involved in any pending legal proceedings.

                AVAILABILITY OF ADDITIONAL INFORMATION

     Creative Enterprises has filed with the United States Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2, under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information contained in the Registration Statement. For further information regarding both Creative Enterprises and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained from the Washington, D.C. office upon request and payment of prescribed fees.

     As of the date of this prospectus, Creative Enterprises became subject to the information requirements of the Exchange Act and, in accordance therewith, will electronically file reports and other information with the Commission. Reports and other information filed with the Commission pursuant to the information requirements of the Exchange Act will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission. Such site is accessible by the public through an Internet access service provider and is located at http://www.sec.gov.

     We are not required to deliver an annual report to security holders, but copies of our annual, quarterly and other reports filed with the Commission, commencing with the quarterly report for the first quarter ended after the date of this prospectus (due 45 days after the end of such quarter) will be available for inspection and copying at the above noted Internet Web site that the Commission maintains, and will also be made available by us to security holders upon request, without charge. Annual reports will include audited financial statements.

                              MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

Our executive officers and directors are as follows:

Name of DirectorAge      Position

Michael Salaman 40       President; Secretary-Treasurer & Director

David Cohen  77          Director

Michael Salaman, President of Creative Enterprises, since August 2002, was Head of Business Development from January 2001 to August 2002 and has over 15 years of experience in marketing and business development. Prior to his service with Creative Enterprises, Mr. Salaman was founder and President of iConnect, Inc., (an internet service provider) from August 1998 to December 2000 Prior to the ISP business, Mr. Salaman was part of the founding management team of National Media Corp., a publicly-held infomercial marketing company. During his tenure at National Media from September 1985-December
1992, he selected new products, focused on developing profits from the company's customer list, and assisted in the infomercial productions and business strategy. Mr. Salaman will devote full time to the issuer. He is serving his first term as a director of Creative Enterprises.


David Cohen is an attorney who, during the past five years, has been engaged in the practice of law in Philadelphia. He graduated from Temple University School of Law with distinction in 1952. He has received many professional honors and is an active member of professional, religious and civic associations. Mr. Cohen has experience as an officer, director and founder of business enterprises, but holds no other directorships in reporting companies. Mr. Cohen will devote less than 10% of his time to the issuer. He is serving his first term as a director of Creative Enterprises.

There are currently no arrangements or understandings regarding the length of time each director is to serve in such a capacity. Each director has served for less than one year. Creative Enterprises may adopt provisions in its Amended and Restated By-laws and/or Articles of Incorporation to divide the board of directors into more than one class and to elect each class for a certain term. These provisions may have the effect of discouraging takeover attempts or delaying or preventing a change of control.

MEDICAL ADVISORY BOARD

     The Board's mission is to counsel Creative Enterprises's management and validate product performance claims. The Medical Board acts on an informal basis, as requested, in an advisory capacity on our behalf prior to the selection of the products management agrees to market. We utilize the medical expertise of the medical members to write "white papers" at our request, provide clinical tests and or trials as requested or needed, or appear as a medical expert in our advertisements. Subject to the availability of funding, the members are compensated whenever consulted, as agreed on at the time. The following medical professionals are members of the Medical Advisory Board:

Chairman:                       Dr. Steven Lamm, MD, age 54, has been in
                                private practice during the past five years, in Internal Medicine (Internist).
Member:                         Dr. Wellington Tichenor, MD age 62, has been
                                in private practice during the past five years, as an Allergist.
Member:                         Dr. Stuart Young, MD, has been in private
                                practice during the past five years,
                                as an Allergist.
Member:                         Dr. Diane Berson, MD, age 44, has been in
                                private practice during the past five years, in Dermatology (Dermatologist).
Member:                         Robert A. Perlman, age 50, has been an
                                independent medical consultant during
                                the past five years.

The Medical Advisory Board has issued several white papers on behalf of Zepter's CleanSy product on the dangers of indoor air pollution and the importance of advanced vacuuming systems for allergy/asthma sufferers. In addition, they are implementing a network of allergists/internists who are actively promoting CleanSy to their patients; thus providing the Brand with another sales channel.

EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to Michael Salaman, the President and chief executive officer, in the years ended December 31, 2002 and 2001.

                      SUMMARY COMPENSATION TABLE

===============================================================================================
                               SUMMARY COMPENSATION TABLE
===============================================================================================
Annual Compensation                                 Long Term Compensation
- ---------------------------------------------------------------------------------------------
                                                    Awards                   Payouts
===============================================================================================
                                                                                      All
                                      Other         Restricted   Securities           Other
Name and                              Annual        Stock        Underlying  LTIP     Compen-
Principal              Salary  Bonus  Compensation  Award(s)     Options/    Payouts  sation
Position         Year  ($)     ($)    ($)           ($)          SARS(#)     ($)      ($)
- ---------------------------------------------------------------------------------------------


Michael Salaman  2002  32,000  -0-    69,500         -0-         150,000     -0-      1,240,000
President(1)     2001                 16,000

- ---------------------------------------------------------------------------------------------

(c) Options/SAR Grants. On January 18, 2002, Michael Salaman was granted 150,000 options at $.50 per share that vest immediately.

(d) Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value. Creative Enterprises has not issued Stock Appreciation Rights.

(e) Long-Term Incentive Plan. None.

(f) Compensation of Directors. During the fiscal years ended December 31, 2002 and 2001, no director received any compensation for any services provided in such capacity. Directors are reimbursed for expenses incurred by them in connection with their activities on behalf of the company.

(g) Employment Contracts, Termination of Employment, and Change in Control Arrangements. Creative Enterprises has no employment agreements.

(h) Report on Repricing of Options/SARS. Not Applicable.

                         CERTAIN TRANSACTIONS

     In early January 2002, Lynn Dixon and Pamela Jowett, who at that time were principal stockholders of Creative Enterprises, agreed to sell approximately 1,405,669 shares of stock owned by them to certain acquaintances of Mr. Dixon ("Purchasers") at a price of $.08 per share. The shares are restricted shares and were originally purchased by Mr. Dixon and Ms. Jowett for approximately $.03 per share when they took control of Inland Pacific Resources, Inc., as

Creative Enterprises was then known, in November 1998.
Lynn Dixon and Pamela Jowett sold these shares in reliance upon the so-called 'Section 4(11/2)' exemption.

     The Purchasers are a part of the selling stockholders group, as are Mr. Dixon and Ms. Jowett. The shares were sold to these Purchasers at the direction of Mr. Dixon, to persons whom he felt he had certain friendship obligations, although such obligations were not in writing and were not quantified in anyway. Ms. Jowett and Mr. Dixon were under no legal or contractual obligation to sell the shares to these Purchasers. The specific Purchasers, the price per share, and the amount of stock sold to them was arbitrarily determined by Mr. Dixon without regard to any kind of formula or formal analysis.

     At March 31, 2003, Creative Enterprises owed $144,311 to Michael Salaman on advances which bear interest at 4.0 percent per annum, and are due on demand. Mr. Salaman's general intent is to demand repayment in the future when Creative Enterprises is able to repay the debt.

                        PRINCIPAL SHAREHOLDERS

The following table sets forth certain information, with respect to the beneficial ownership of our common stock by each director, by each beneficial owner of more than five percent (5%) of our outstanding common stock and by all directors and officers as a group:

Beneficial Ownership of Common Stock March 31, 2003(1)

Name and Address of  Shares      Percentage Position With the
Beneficial Owner     Owned       of Class   Company

5% Owners

M. Perry Grant        620,000           7.2%
Tanners Neck Ln.
Westhampton, NY

Directors and
Executive Officers


Michael Salaman      1,383,334(2)     16.2% Officer and Director


David Cohen          215,000(3)        2.5% Director

All officers and                      18.7%
directors as a       1,598,334(5)
group (2
persons)(4)

(1)    Based on an aggregate 8,525,000 shares of our common stock outstanding.
(2) Includes 150,000 options to purchase our common stock granted on January 18, 2002 under our Stock Option Plan (the "Plan").

(3) Includes 150,000 shares owned by Mr. Cohen's wife, for which he shares beneficial ownership.
(4) The address of all officers and directors is the address of Creative Enterprises.
(5) Includes 150,000 options granted to Mr. Salaman on January 18, 2002 under the Plan.

     The foregoing amounts include all shares these persons may be considered to beneficially own regardless of the form of ownership.

                      DESCRIPTION OF SECURITIES

     The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of the Articles of Incorporation, as amended, and Amended and Restated Bylaws, copies of which will be furnished to an investor upon written request therefor.

COMMON STOCK

     Creative Enterprises is authorized to issue 50,000,000 shares of $.001 par value common stock. As of March 31, 2003, 8,525,000 shares were outstanding.

     The holders of common stock are entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefor. No holder of our common stock has any pre-emptive right to subscribe for additional securities, nor are any common shares subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which stockholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

     Issuance of additional common stock in the future will reduce your proportionate ownership and voting power. Directors can issue additional common stock, without shareholder approval to the extent authorized. We are authorized to issue 50,000,000 shares of common stock.

BLANK CHECK PREFERRED STOCK

     Creative Enterprises is authorized to issue up to 1,000,000 shares of $1.00 par value preferred stock. Under our Articles of Incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The Board of Directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from Creative Enterprises. The board of directors has not designated any series or issued any shares of preferred stock.

     The ability of directors, without stockholder approval, to issue additional shares of preferred stock could be used as anti-takeover measures. Anti-takeover measures may result in you receiving less for your stock than you otherwise might. The issuance of preferred stock creates additional securities with dividend and liquidation preferences over common stock, and may have the effect of delaying or preventing a change in control without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

WARRANTS

     Creative Enterprises has declared a distribution of 787,500 common stock purchase warrants to stockholders of record as of August 2, 2002. The warrants are currently exercisable at $.75 per share on or before July 31, 2004, subject to the effectiveness of registration of the warrants and underlying shares.

   (a) Creative Enterprises may redeem all or a portion of the warrants at $.01 per warrant, at any time upon 30 days' prior written notice to the warrant holders. Redemption is likely whenever the market price of the common stock exceeds the exercise price of the warrants. The warrants may be redeemed whether or not a current registration statement is in effect with respect thereto. Any warrant holder who does not exercise his warrants prior to the redemption date, as set forth on the Notice of Redemption, will forfeit his right to purchase the shares of common stock underlying such warrants, and after the redemption date any outstanding warrants referred to in the Notice of Redemption will become void and be canceled. If Creative Enterprises does not redeem the warrants, they will expire at the conclusion of the exercise period unless extended by management.

   (b) Creative Enterprises may at any time, and from time to time, extend the exercise period of the warrants provided that written notice of such extension is given to the warrant holders prior to the expiration date thereof. Also, management may, at any time, reduce the exercise price thereof by written notification to the holders thereof. Management reduced the exercise price from $3.50 per share originally to $.75 per share, effective as of the date of this prospectus, but does not presently contemplate any extensions of the exercise period or intend any further reduction in the exercise price of the warrants.

   (c) The warrants contain anti-dilution provisions with respect to the occurrence of certain events, such as stock splits or stock dividends. The anti-dilution provisions do not apply in the event of a merger or acquisition. In the event of liquidation, dissolution or winding-up, warrant holders will not be entitled to participate in the distribution of assets. Warrant holders have no voting, preemptive, liquidation or other rights of a stockholder , and no dividends may be declared on the warrants.

   (d) The warrants may be exercised by surrendering a warrant certificate evidencing the warrants to be exercised, with the exercise form included therein duly completed and executed, and paying the exercise price per share in cash or check payable to Creative Enterprises. Stock certificates will be issued as soon thereafter as practicable.

   (e) The warrants will not be exercisable unless the warrants and the shares of common stock underlying the warrants are registered or otherwise qualified in applicable jurisdictions.

   (f) The warrants are nontransferable by their terms, cannot be transferred without the consent of management and will be "restricted securities" pursuant to the definition of that term used in Rule 144. The warrants will be stamped with a restrictive legend.

     You can exercise your warrants only if the exercise is permitted under the securities laws of your state, and only while this prospectus is current and effective. We intend to update the prospectus as necessary to keep it current and maintain federal and state registration or qualification for the exercise, but may not always do so. Whether a current prospectus is effective or not, the warrants are redeemable for $.01 per warrant at any time. If redeemed when no current prospectus is effective, you will be compelled to accept the nominal redemption price.

                   SHARES ELIGIBLE FOR FUTURE SALE

     Of the 8,525,000 shares of our common stock outstanding on March 31, 2003, prior to the exercise of any warrants, 425,565 shares were currently freely tradeable. Upon effectiveness of this registration statement, the 1,513,669 shares registered on behalf of the selling stockholders will also be freely tradeable. In addition, the 787,500 shares of common stock underlying the warrants will also be freely tradeable into the public market immediately upon issuance. Sales of substantial amounts of this common stock in the public market could adversely affect the market price of the common stock. Furthermore, all of the remaining shares of common stock presently outstanding are restricted and/or affiliate securities which are not presently, but may in the future be sold, under Rule 144, into any public market that may exist for the common stock. Future sales by current stockholders could depress the market prices of the common stock in any such market.

     In general, under Rule 144 as currently in effect, a person (or group of persons whose shares are aggregated), including affiliates of an issuer, can sell within any three-month period, an amount of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or (if the stock becomes quoted on NASDAQ or a stock exchange), the reported average weekly trading volume during the four calendar weeks preceding the sale; provided that at least one year has elapsed since the restricted securities being sold were acquired from the issuer or any affiliate of the issuer, and provided further that certain other conditions are also satisfied. If at least two years have elapsed since the restricted securities were acquired from the issuer or an affiliate of the issuer, a person who has not been an affiliate of the issuer for at least three months can sell restricted shares under Rule 144 without regard to any limitations on the amount.

                         PLAN OF DISTRIBUTION

     This prospectus and the registration statement of which it is part relate to the offer and sale of 787,500 shares of common stock of Creative Enterprises issuable upon the exercise of the warrants at an exercise price of $.75 per share. The warrants will be distributed as a dividend with respect to the common stock of Creative Enterprises to stockholders of record as of August 2, 2002. Each stockholder will receive 1 warrant for every 10 shares of common stock held by the stockholder. The warrants are exercisable until July 31, 2004, provided this prospectus is still current or has been updated.

     The offering will be managed by Creative Enterprises without an underwriter, and the shares are being offered and sold by the President, without any discount, sales commissions or other compensation being paid to anyone in connection with the offering. In connection therewith, Creative Enterprises will pay the costs of preparing, mailing and distributing this prospectus to the holders of the warrants. Brokers, nominees, fiduciaries and other custodians will be requested to forward copies of this prospectus to the beneficial owners of securities held of record by them, and such custodians will be reimbursed for their expenses.

     The President of Creative Enterprises, Michael Salaman, will not be deemed to be a broker solely by reason of his participation in the sale of the securities. Mr. Salaman is not subject to a statutory disqualification, as that term is defined in the Act, will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on the sale of the securities, is not at the time of his participation and was not within the preceding 12 months a broker or dealer, or an associated person of a broker or dealer; and will restrict his activities in the offering to delivering the prospectus through the mails or other means that does not involve oral solicitation of any potential purchaser, responding to inquiries initiated by any potential purchaser with responses limited to information contained in the registration statement, and performing the clerical work involved in effecting transactions.

     With this prospectus and the registration statement of which it is a part, we are also registering shares of common stock on behalf of the selling stockholders. The selling stockholders may offer and sell shares from time to time at a price of $.50 per share. In addition, the selling stockholders' donees, pledgees, transferees and other successors in interest may sell shares received from a named selling stockholder after the date of this prospectus. In that case, the term "selling stockholder" as used in this prospectus includes such donees, pledgees, transferees and other successors in interest. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. After our common stock becomes quoted on a securities market other than the Pink Sheets maintained by the National Quotations Bureau, Inc., sales may be made at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices. The shares may then be sold by way of any legally available means, including in one or more of the following transactions:

o ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

     Transactions under this prospectus may or may not involve brokers or dealers. The selling stockholders may sell shares directly to purchasers or to or through broker-dealers, who may act as agents or principals. Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in selling shares. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders in amounts to be negotiated in connection with the sale. Broker-dealers or agents also may receive compensation in the form of discounts, concessions or commissions from the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both. This compensation as to a particular broker-dealer might exceed customary commissions.

     In connection with the distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or financial institutions may engage in short sales of the shares in the course of hedging the position they assume with selling stockholders. The selling stockholders may also:

o sell shares short and redeliver the shares to close out these short positions;
o enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or financial institution of the shares, which the broker-dealer or financial institution may resell or otherwise transfer under this prospectus;
o loan or pledge the shares to a broker-dealer or other financial institution that may sell the shares so loaned under this prospectus upon a default; or
o sell shares covered by this prospectus that qualify for sale under Rule 144 under the Securities Act pursuant to that Rule rather than under this prospectus.

     The selling stockholders and any broker-dealers participating in the sale of shares covered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act in connection with sales of such shares. Any commission, discount or concession received by a broker-dealer and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

     We have agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, printing expenses, administrative expenses and certain legal and accounting fees. The selling stockholders will bear all discounts, commissions or other amounts payable to underwriters, dealers or agents, as well as fees and disbursements for legal
counsel retained by any selling stockholder.   A supplement to this
prospectus will be filed, if required, under Rule 424(b) under the Securities Act to include additional disclosure before offers and sales of the securities in question are made.

EXERCISE PROCEDURES

     The warrants may be exercised in whole or in part by presentation of the warrant Certificate, with the Purchase Form on the reverse side filled out and signed at the bottom, together with payment of the Exercise Price and any applicable taxes at the principal office of Interwest Stock Transfer Co., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117. Payment of the Exercise Price shall be made in lawful money of the United States of America in cash or by cashier's or certified check payable to the order of "Creative Enterprises International, Inc., Warrant Exercise Account".

     All holders of warrants will be given an independent right to exercise their purchase rights. If, as and when properly completed and duly executed notices of exercise are received by the Transfer Agent and/or Warrant Agent, together with the Certificates being surrendered and full payment of the Exercise Price in cleared funds, the checks or other funds will be delivered to Creative Enterprises and the Transfer Agent and/or Warrant Agent will promptly issue certificates for the underlying common stock. It is presently estimated that certificates for the shares of common stock will be available for delivery in Bryn Mawr, Pennsylvania at the close of business on the tenth business day after the receipt of all required documents and funds.

INDEMNIFICATION AND LIMITATION OF LIABILITY OF MANAGEMENT

     The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by stockholders which limit liability of directors for breach of fiduciary duty to certain specified circumstances, namely, breach of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derived an improper personal benefit. Our Amended and Restated By-laws indemnify the Officers and Directors to the full extent permitted by Nevada law. The By-laws (with these exceptions) eliminates any personal liability of a Director to the stockholders for monetary damages for breach of a Director's fiduciary duty. Therefore, a Director cannot be held liable for damages to the shareholders for gross negligence or lack of due care in carrying out his fiduciary duties as a Director. Our Articles may provide for indemnification to the full extent permitted under law, which includes all liability, damages and costs or expenses arising from or in connection with service for, employment by, or other affiliation with the company to the full extent and under all circumstances permitted by law. Indemnification is permitted under Nevada law if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. A director or officer must be indemnified as to any matter in which he successfully defends himself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, management has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            LEGAL MATTERS

     To the knowledge of management, there is no material litigation pending or threatened against Creative Enterprises. The validity of the issuance of the shares offered hereby will be passed upon by Thomas G. Kimble & Associates, P.C., Salt Lake City, Utah.

                               EXPERTS

     The consolidated financial statements of Creative Enterprises for the year ended December 31, 2002 included in this prospectus have been examined by Connolly, Grady & Cha, P.C., independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance on such report given upon the authority of that firm as experts in accounting and auditing.

                 Creative Enterprises International Inc.
                              and Subsidiary
                (formerly Inland Pacific Resources, Inc.)
                      (A Development Stage Company)

                              March 31, 2003

               Creative Enterprises International, Inc.
                            and Subsidiary
               (formerly Inland Pacific Resources, Inc.)
                     (A Development Stage Company)
                            March 31, 2003


                               Contents

                                                                    Page


Accountant's Review Report                                          1


Financial Statements


  Consolidated Balance Sheet,
     For the Three Months Ended March 31, 2003                      2

  Consolidated Statements of Operations
     For the Three Months Ended March 31, 2003 and 2002 and
     From Inception on October 18, 2001 through March 31, 2003      3 - 4

  Consolidated Statements of Stockholders' Equity (Deficit)
     From Inception on October 18, 2001 through March 31, 2003      5 - 6

  Consolidated Statements of Cash Flows
     For the Three Months Ended March 31, 2003 and 2002 and
     From Inception on October 18, 2001 through March 31, 2003      7 - 8

  Notes to Consolidated Financial Statements                        9 - 15

                     Accountant's Review Report



To the Board of Directors and Stockholders of Creative Enterprises International, Inc. and Subsidiary
825 Lafayette Road
Bryn Mawr, PA 19010

        We have reviewed the accompanying consolidated balance sheet of Creative Enterprises International, Inc. (a Nevada Corporation) and Subsidiary (formally Inland Pacific Resources, Inc.) (A Development Stage Company) as of March 31, 2003 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three months ended March 31, 2003 and 2002. These interim financial statements are the responsibility of the Company's management.

        We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the object of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

        Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles accepted in the United States of America.

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses since inception and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to these matters are also described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



                                   /s/ Connolly, Grady & Cha, P.C.
                                   Certified Public Accountants

Philadelphia, Pennsylvania

May 23, 2003

                                                                    2.

        Creative Enterprises International, Inc. and Subsidiary
               (formerly Inland Pacific Resources, Inc.)
                     (A Development Stage Company)
                      Consolidated Balance Sheet
                            March 31, 2003


                                ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                 $      3,022
  Inventory                                                      148,520
                                                             ___________

           Total current assets                                  151,542
                                                             ___________

OTHER ASSETS
  Deposit                                                          5,000
                                                             ___________


           TOTAL ASSETS                                     $    156,542
                                                             ===========


                 LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accrued expenses                                          $    197,683
  Stockholders' loans                                            147,811
                                                             ___________

           Total current liabilities                             345,494
                                                             ___________


 STOCKHOLDERS' DEFICIT
  Preferred stock, $.001 par value, 5,000,000 shares
     authorized, none issued and outstanding
  Common stock, $.001 par value, 50,000,000 shares
     authorized, 8,525,000 shares issued and outstanding           8,525
  Additional paid-in capital                                   2,789,393
  (Deficit) accumulated during the development stage          (2,986,870)
                                                             ___________

           Total stockholders' deficit                          (188,952)
                                                             ___________


           TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT      $    156,542
                                                             ===========





            See accompanying notes and accountant's report.

                                                                  3.

        Creative Enterprises International, Inc. and Subsidiary
               (formerly Inland Pacific Resources, Inc.)
                     (A Development Stage Company)
                 Consolidated Statements of Operations


                                                                 From
                                            For the Three     Inception on
                                            Months Ended       October 18,
                                        _____________________    2001
                                                                Through
                                               March 31,        March 31,
                                        __________________________________

                                            2003       2002       2003
                                        __________  _________  ___________

Revenue - net                           $    9,745  $   4,758  $    58,477
                                        __________  _________  ___________
Cost of sales
  Purchases                                  3,407      4,134       49,760
                                        __________  _________  ___________

  Total cost of goods sold                   3,407      4,134       49,760
                                        __________  _________  ___________

Gross profit                                 6,338        624        8,717

Expenses
  Bank fees                                  3,981      1,149       10,661
  Consultants                              152,500    106,074      603,174
  Depreciation                                            902        2,413
  Dues and subscriptions                                2,481        2,914
  Franchise tax                                303                   1,303
  Freight                                    3,623                   3,623
  Fulfillment                                                        3,000
  Insurance                                  3,473        881        6,984
  Janitorial services                                     310          690
  Licenses                                  17,255        300       35,507
  Marketing                                 42,416                 364,646
  Miscellaneous                                 56      1,939        5,126
  Office supplies                            2,319     14,335       47,654
  Organizational costs                                               2,272
  Payroll taxes                              2,432                   7,058
  Payroll                                              21,500       73,700
  Postage and delivery                         283      5,733       47,003
  Printing                                     128      3,490        8,271
  Professional fees                         23,013     24,901      202,874
  Rent - equipment                             903        769        2,432
  Rent - office                                        10,702       45,098




                              (Continued)

                                                                  4.

        Creative Enterprises International, Inc. and Subsidiary
               (formerly Inland Pacific Resources, Inc.)
                     (A Development Stage Company)
                 Consolidated Statements of Operations

                                                                 From
                                            For the Three     Inception on
                                            Months Ended       October 18,
                                        _____________________    2001
                                                                Through
                                               March 31,        March 31,
                                        __________________________________

                                            2003       2002       2003
                                        __________  _________  ___________

Expenses - Continued
  Security                              $           $     702  $     2,782
  Shipping                                                           1,439
  Stock compensation                                             1,240,000
  Stockholder's mailing                                              1,611
  Telephone                                  5,044      4,333       23,413
  Travel                                    60,680     36,868      216,091
  Video duplication                                        69          218
  Web design                                                         5,000
                                        __________  _________  ___________

           Total expenses                  315,977    239,870   (2,966,957)
                                        __________  _________  ___________

Net (loss) from operations                (309,639)  (239,246)  (2,958,240)

Other income (expense)
  Loss on disposition of fixed assets                              (25,202)
  Interest income                                         792          673
  Interest expense                          (1,779)     ( 543)      (4,101)
                                        __________  _________  ___________

        Total other income
              and (expense)                 (1,779)       249      (28,630)
                                        __________  _________  ___________

Net (Loss) Before Income Taxes            (311,418)  (238,997)  (2,986,870)

Income Taxes
  Current                                      -0-        -0-          -0-
  Deferred                                     -0-        -0-          -0-
                                        __________  _________  ___________

        Total income taxes                     -0-        -0-          -0-
                                        __________  _________  ___________


Net (Loss)                               ($311,418) ($238,997) ($2,986,870)
                                        ==========  =========  ===========

(Loss) per common share                       (.03)      (.03)        (.35)
                                        ==========  =========  ===========


            See accompanying notes and accountant's report.

                                                                    5.

        Creative Enterprises International, Inc. and Subsidiary
               (formerly Inland Pacific Resources, Inc.)
                     (A Development Stage Company)
              Statement of Stockholders' Equity (Deficit)
             From the Date of Inception on October 18,2001
                        Through March 31, 2003


                                                                    Deficit
                                                                    Accumulated
                     Preferred Stock   Common Stock     Additional  During  the
                      ______________  _________________   Paid-In   Development
                      Shares  Amount   Shares   Amount    Capital    Stage
                      ______  ______  _________ _______ __________ ____________

Issuance of common
 stock for cash at
 $.001 per share                      7,500,000  $7,500   $         $

Effect of recapital-
ization of the
subsidiary,
December 18, 2001                    (3,000,000) (3,000)  (21,167)

Issuance of common
 stock for cash at
 $.10 per share                       1,650,000   1,650   163,350

Issuance of common
 stock for cash
 at $.50 per share                      700,000     700   349,300

Less: Stock
 offering costs                                          ( 40,000)

Net loss for the
 year ended
 December 31, 2001                                                  (  250,184)
                      ______  ______  _________ _______ __________ ____________

BALANCE,
 December 31, 2001                    6,850,000   6,850   451,483   (  250,184)

Issuance of common
 stock for cash
 at $.50 per share                      355,000     355   177,145

Issuance of common
 stock for cash
 at $.50 per share                      615,000     615   306,885

Less: Stock
 offering costs                                           ( 7,500)

Forgiveness of debt                                         7,085

                                (Continued)

                                                                    6.

        Creative Enterprises International, Inc. and Subsidiary
               (formerly Inland Pacific Resources, Inc.)
                     (A Development Stage Company)
              Statement of Stockholders' Equity (Deficit)
            From the Date of Inception on October 18, 2001
                        Through March 31, 2003

                                                                    Deficit
                                                                    Accumulated
                     Preferred Stock   Common Stock     Additional  During  the
                      ______________  _________________   Paid-In   Development
                      Shares  Amount   Shares   Amount    Capital    Stage
                      ______  ______  _________ _______ __________ ____________

Issuance of common
 stock for services
 rendered at
 3.00 per share                          55,000     55    164,945

Issuance of common
 stock for cash at
 .50 per share and
 services valued at
 3.10 per share                         400,000    400  1,439,600

Common stock
 issued for cash
 at 1.00 per share                       50,000     50     49,950

Net loss for the
 year ended
 December 31, 2002                                                 ( 2,425,268)
                      ______  ______  _________ _______ __________ ____________

Balance,
 December 31, 2002                    8,325,000 $ 8,325 $2,589,593 ($2,675,452)
                      ______  ______  _________ _______ __________ ____________



Issuance of common
 stock for cash at
 1.00 per share                          50,000 $    50 $   49,950

Issuance of common
 stock for services
 rendered at 1.00
 per share                              150,000     150    149,850

Net loss for the
 three months ended
 March 31, 2003                                                       (311,418)
                      ______  ______  _________ _______ __________ ____________

Balance,
 March 31, 2003                       8,525,000 $ 8,525 $2,789,393 ($2,986,870)
                      ______  ______  _________ _______ __________ ____________




            See accompanying notes and accountant's report.

                                                                    7.

        Creative Enterprises International, Inc. and Subsidiary
               (formerly Inland Pacific Resources, Inc.)
                     (A Development Stage Company)
                       Statements of Cash Flows

           Increase (Decrease) in Cash and Cash Equivalents

                                                               From
                                                               Inception on
                                                               October 18,
                                             For the Three     2001
                                             Months Ended      Through
                                               March 31,       March 31,
                                           2003        2002      2003
                                        __________  _________  ___________

CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss                              ($311,418) ($238,997) ($2,986,870)
  Loss from disposition of fixed assets                            25,202
     Adjustments to reconcile net loss
     to net cash used by operating
     activities:
     Forgiveness of debt - related party                            7,085
     Stock issued for services            150,000                 315,000
     Changes in operating assets and
     liabilities:
       Depreciation                                      902        2,413
       (Increase) decrease in:
          Accounts receivable               8,644
          Subscriptions receivable                  (300,000)
          Inventory                       (11,597)               (148,520)
          Deposits                         (5,000)                 (5,000)
       Increase (decrease) in:
          Accrued expenses                 87,308        543      197,683
                                        __________  _________  ___________

          Net cash used in
            operating activities          (82,063)  (537,552)  (2,593,007)
                                        __________  _________  ___________


CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of furniture and fixtures          -0-    (14,473)     (27,615)
                                        __________  _________  ___________

          Net cash used in
            investing activities              -0-    (14,473)     (27,615)
                                        __________  _________  ___________


CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds (payments) from
   stockholders loans                      35,085       (404)     147,811
  Issuance of common stock                 50,000    477,500    2,475,833
                                        __________  _________  ___________

          Net cash provided in
            financing activities           85,085    477,096    2,623,644
                                        __________  _________  ___________


                              (Continued)

                                                                    8.

        Creative Enterprises International, Inc. and Subsidiary
               (formerly Inland Pacific Resources, Inc.)
                     (A Development Stage Company)
                       Statements of Cash Flows

           Increase (Decrease) in Cash and Cash Equivalents

                                                               From
                                                               Inception on
                                                               October 18,
                                             For the Three     2001
                                             Months Ended      Through
                                               March 31,       March 31,
                                           2003        2002      2003
                                        __________  _________  ___________

NET INCREASE (DECREASE) IN CASH          $  3,022  ($ 74,929)  $   3,022

  Cash and cash equivalents,
    beginning of period                       -0-    271,944         -0-
                                        __________  _________  ___________

CASH AND CASH EQUIVALENTS,
  END OF PERIOD                          $  3,022   $197,015   $   3,022
                                        ==========  =========  ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION

  Cash paid during the period for
     Interest                            $  3,585   $    -0-   $   3,585
                                        ==========  =========  ===========
     Income taxes                        $    -0-   $    -0-   $     -0-
                                        ==========  =========  ===========


SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES

  For the three months ended March 31, 2003
     None
  For the three months ended March 31, 2002
     None









            See accompanying notes and accountant's report.

                                                                    9.

        Creative Enterprises International, Inc. and Subsidiary
               (formerly Inland Pacific Resources, Inc.)
                     (A Development Stage Company)
              Notes to Consolidated Financial Statements
                            March 31, 2003


1.   ORGANIZATION AND OPERATIONS

          Creative Enterprises International, Inc. (the "Company"), formerly Inland Pacific Resources, Inc. Sahara Gold Corporation and Parvin Energy, Inc. was organized June 20, 1984 as a Utah
  Corporation. On July 26, 1985, the Company changed its domicile to a Nevada Corporation.

          On December 18, 2001 Inland Pacific Resources, Inc. entered into an agreement and plan of reorganization with Creative Enterprises, Inc. where Creative Enterprises, Inc. stockholders acquired voting common stock of Inland Pacific Resources, Inc. in exchange for the Creative Enterprises, Inc. common stock. The effect of this agreement and reorganization was to make Creative Enterprises, Inc. a wholly-owned subsidiary of Inland Pacific
  Resources, Inc.   Inland Pacific Resources, Inc. subsequently
  changed it's name to Creative Enterprises International, Inc..

          The Company has one wholly owned subsidiary, Creative Enterprises, Inc. formed in fiscal 2001. Creative Enterprises, Inc. owns Creative Partners International, LLC formed in fiscal 2001. The Company currently is considered a development stage
  company as defined in SFAS    No. 7.  The Company is currently
  devoting substantially all of its efforts in identifying, developing and marketing products, including consumer products and high technology products for distribution and sale in the United States and elsewhere in the world. The Company's initial focus, among others, will be on developing a market for the Zepter line of products in the United States. The Zepter products are manufactured by Home Art and Sales Services AG of Switzerland. The Company is party to an agreement with Home Art under which the Company has been appointed as a principal U.S. distributor for the Zepter line of products.


2.   GOING CONCERN

          The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has no significant revenues. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds through sales of its common stock or through loans from shareholders. There is no assurance that the Company will be successful in raising additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                                                   10.

        Creative Enterprises International, Inc. and Subsidiary
               (formerly Inland Pacific Resources, Inc.)
                     (A Development Stage Company)
              Notes to Consolidated Financial Statements
                            March 31, 2003


3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Accounting Method

          The Company's financial statements are prepared on the accrual method of accounting.

          Basis of Consolidation

          The consolidated financial statements include the accounts of Creative Enterprises International, Inc. and Creative
  Enterprises, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

          Revenue Recognition

          The Company sells products through multiple distribution channels including resellers and distributors. Revenue is recognized when the reseller or distributor sells the product to the end user.

          Cash and Cash Equivalents

          For purposes of reporting the statement of cash flows, the Company includes all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of six months or less as cash and cash equivalents.

          Depreciation

          Property and equipment are recorded at cost and depreciated over the estimated useful lives of the related assets, which range from five to seven years. Depreciation is computed on the modified acceleration cost recovery system (MACRS) for financial reporting and income tax purposes.

          Accounts Receivable

          The Company considers accounts receivable to be fully collectable; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made. No such charges were recorded for the three months ended March 31, 2003.

          Inventories

          Inventory consist of finished goods and are stated at the lower of cost or market determined by the first-in, first-out method.

                                                                   11.

        Creative Enterprises International, Inc. and Subsidiary
               (formerly Inland Pacific Resources, Inc.)
                     (A Development Stage Company)
              Notes to Consolidated Financial Statements
                            March 31, 2003


3.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)

          Loss Per Share

          Basic net loss per share is computed by dividing net loss available for common stock by the weighted average number of common shares outstanding during the period.

          Use of Estimates in the Preparation of Financial Statements

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


4.   RECENT ACCOUNTING PRONOUNCEMENTS

          In July 2002, the Financial Accounting Standards Board (the FASB") issued Statement of Financial Accounting Standards ("SFAS") 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to guidance that the Emerging Issue Task Force ("EITF") has set forth in EITF Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including certain costs incurred in a restructuring.") SFAS 146 revises the accounting for certain lease termination costs and employee termination benefits, which are generally recognized in connection with restructuring activities. SFAS 146 is effective after December 31, 2002. Management is currently evaluating the impact of SFAS 146 and does not anticipate a material impact on the Company's financial position and results of operations.

          In November 2002, the Financial Accounting Standards Board ("the FASB") issued FASB Interpretation No. 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness to Others". FIN45 expands previously issued accounting guidance and disclosure requirements for certain guarantees. FIN45 requires recognizing an initial liability for the fair value of an obligation assumed by issuing a guarantee. The provision for initial recognition and measurement of liability will be applied on a prospective basis to guarantees issued or modified after December 31, 2002. Management is currently evaluating the impact of FIN45 but does not anticipate a material impact on the Company's financial position and results of operations.

                                                                   12.

        Creative Enterprises International, Inc. and Subsidiary
               (formerly Inland Pacific Resources, Inc.)
                     (A Development Stage Company)
              Notes to Consolidated Financial Statements
                            March 31, 2003


5.         RELATED PARTY TRANSACTIONS

          At March 31, 2003, the Company owed $144,311 to a stockholder and officer and $3,500 to a stockholder. The notes bear interest at 4.0 percent and 8 percent per annum, respectively, and are due on demand. The interest expense for the three months ended March 31, 2003 was $1,779.


6.   CASH DEPOSITED IN FINANCIAL INSTITUTIONS

          The Company maintains its cash in bank deposit accounts and financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The bank accounts at times exceed federally insured limits. The
  Company has not experienced any losses on such accounts.


 7.  INCOME TAXES

          The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS") No 109 Accounting for Income Taxes". SFAS 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At March 31, 2003, the Company has available unused operating loss carryforwards these amounts were undeterminable as of the report date, which may be applied against future taxable income and which expire in various years through 2021.

          The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards The net deferred tax assets and the offsetting valuation allowance of the same amount is
  undeterminable for the three months ended      March 31, 2003.

                                                                   13.

        Creative Enterprises International, Inc. and Subsidiary
               (formerly Inland Pacific Resources, Inc.)
                     (A Development Stage Company)
              Notes to Consolidated Financial Statements
                            March 31, 2003


8.   STOCKHOLDERS' EQUITY

          At March 31, 2003, the Company had 1,000,000 shares of Class A preferred stock with a $.001 par value, with such rights, preferences and designations to be issued in such series as determined by the board of directors. No shares are issued and outstanding at March 31, 2003.

          In December 2001 the Company's board of directors declared a 1 to 16.33 reverse stock split.

          In December 2001, the Company acquired 100% of the issued and outstanding shares of Creative Enterprises Inc. It was a stock for stock exchange.

          At March 31, 2003, the Company had 50,000,000 shares of common stock authorized par value $.001. Shares outstanding March 31, 2003 was 8,525,000.


9.   STOCK OPTIONS

          Under the Company's stock option plan the Company may grant incentive and non statutory options to employees, non employee members of the Board and consultants and other independent advisors who provide services to the Corporation. The maximum shares of common stock which may be issued over the term of the plan shall not exceed 1,000,000 shares. The maximum number of shares that may be granted under the plan to any one individual in any one year is 100,000. Awards under this plan are made by the Board of Directors or a committee of the Board. Options under the plan are to be issued at the market price of the stock on the day of the grant except to those issued to 10% or more stockholders which shall be issued at 110% of the fair market value on the day of the grant. Each option exercisable at such time or times, during such period and for such numbers of shares shall be determined by the Plan Administrator. However, no option shall have a term in excess of 10 years from the date of the grant.

          As of March 31, 2003 450,000 options were granted and 300,000 stock options were returned and cancelled.

                                                                   14.

        Creative Enterprises International, Inc. and Subsidiary
               (formerly Inland Pacific Resources, Inc.)
                     (A Development Stage Company)
              Notes to Consolidated Financial Statements
                            March 31, 2003


10.        EARNOUT SHARES CONTINGENCY

          In December 2001 the Company entered into an agreement with Creative Enterprises Inc. to exchange all of Creative Enterprises Inc. issued and outstanding shares as of December 18, 2001 for up to 7,500,000 shares of the Company. The Creative Enterprises Inc. stockholders were issued 2,500,000 shares in December 2001 and were entitled to an additional 2,500,000 shares if the Company showed
  7.5 million in revenues for the year ending March 31, 2003 and an additional 2,500,000 shares if the Company reaches 15 million in sales for year ended December 31, 2003. In the event that at least two-thirds of the revenue goal is not met for the year 2002 it should carryover to the year 2003.


11.  LOSS PER SHARE

          Loss per share is based on the weighted average number of common shares. Dilutive loss per share was not presented, as the Company as of March 31, 2003 and 2002 issued options which would have had an antidilutive effect on earnings. The cumulative from
  inception to      March 31, 2003 weighted average number of common
  shares outstanding reflect the reverse stock split of December 18, 2001 retroactively to the beginning of the period.

                                                              From Inception
                                              For the Three   On October 18,
                                              Months Ended    2001 through
                                               March 31,        March 31,
                                            2003       2002       2003
                                       ___________ __________  _____________


  Loss from continuing
     operations available
     to common
     stockholders                       ($311,418) ($238,997)  ($2,986,870)
                                       ___________ __________  _____________

  Weighted average
     number of common
     shares outstanding
     used in earnings
     per share during
     the period                         8,391,677  7,229,167     8,391,667
                                       ___________ __________  _____________

                                                                   15.

        Creative Enterprises International, Inc. and Subsidiary
               (formerly Inland Pacific Resources, Inc.)
                     (A Development Stage Company)
              Notes to Consolidated Financial Statements
                            March 31, 2003


12.  ACQUISITIONS

          On December 18, 2001 Inland Pacific Resources, Inc. entered into an agreement with Creative Enterprises, Inc. and the owners of the outstanding shares of common stock of Creative Enterprises, Inc. Inland Pacific Resources, Inc. acquired all of the common stock of Creative Enterprises, Inc. (2,500,000 shares) for all of Inland Pacific Resources, Inc. common stock after giving effect to a 1 for
  16.32979 reverse stock split. The exchange ratio was one Inland Pacific Resources, Inc. share for each outstanding Creative Enterprises, Inc. share.

          The effect of the merger is to have the Creative Enterprises, Inc. shareholders as the acquirer of Inland Pacific Resources, Inc. with the cost being 2,500,000 shares of Creative Enterprises, Inc. for 2,500,000 shares of Inland Pacific Resources, Inc.

          The merger was accounted for as a recaptialization of the Subsidiary, wherein Creative Enterprises, Inc. became a 100% owned Subsidiary of Inland Pacific Resources, Inc. The Company declared a 1 to 16.33 revenue stock split and changed it's name to Creative
  Enterprises International, Inc.


13.  STOCK COMPENSATION

          In December 2002 an officer and stockholder converted $200,000 of debt into 400,000 shares of the Company's stock. The Company's stock was trading at 3.60 at the date of conversion but the officer and stockholder paid .50 per share creating stock compensation to the officer and stockholder of $1,240,000.

                   Creative Enterprises International Inc.
                                and Subsidiary
                  (formerly Inland Pacific Resources, Inc.)
                        (A Development Stage Company)

                              December 31, 2002

                 Creative Enterprises International, Inc.
                              and Subsidiary
                 (formerly Inland Pacific Resources, Inc.)
                       (A Development Stage Company)
                             December 31, 2002


                                 Contents

                                                                        Page


Independent Auditor's Report                                            1 - 2


Financial Statements


  Consolidated Balance Sheet, December 31, 2002                           3

  Consolidated Statements of Operations
     For the Years Ended December 31, 2002 and 2001
     From Inception on June 20, 1984 through December 31, 2002          4 - 5

  Consolidated Statements of Stockholders' Equity (Deficit)
     From Inception on June 20, 1984 through December 31, 2002          6 - 7


  Consolidated Statements of Cash Flows
     For the Years Ended December 31, 2002 and 2001
     From Inception on June 20, 1984 through December 31, 2002          8 - 9


  Notes to Consolidated Financial Statements                           10 - 16

                       Independent Auditor's Report





To the Board of Directors and Stockholders of Creative Enterprises International, Inc. and Subsidiary
825 Lafayette Road
Bryn Mawr, PA 19010

        We have audited the accompanying consolidated balance sheet of Creative Enterprises International, Inc. (a Nevada Corporation) and Subsidiary (formally Inland Pacific Resources, Inc.) (A Development Stage Company) as of December 31, 2002 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Creative Enterprises International, Inc. and Subsidiary (formerly Inland Pacific Resources, Inc.) as of December 31, 2002 and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

To the Board of Directors and Stockholders of                  Page 2
Creative Enterprises International, Inc. and Subsidiary





        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses since inception and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



                                   /s/ Connolly, Grady & Cha, P.C.
                                   Certified Public Accountants

Philadelphia, Pennsylvania

January 20, 2003

                                                                       3.



          Creative Enterprises International, Inc. and Subsidiary
                 (formerly Inland Pacific Resources, Inc.)
                       (A Development Stage Company)
                        Consolidated Balance Sheet
                             December 31, 2002


                                  ASSETS

CURRENT ASSETS

  Cash and cash equivalents                                 $
  Accounts receivable                                              8,644
  Inventory                                                      136,923
                                                             ___________

           Total current assets                                  145,567
                                                             ___________

           TOTAL ASSETS                                     $    145,567
                                                             ___________

                   LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

  Accrued expenses                                          $    110,375
  Stockholders' loans                                            112,726
                                                             ___________
           Total current liabilities                             223,101
                                                             ___________

 STOCKHOLDERS' DEFICIT

  Preferred stock, $.001 par value, 5,000,000 shares
     authorized, none issued and outstanding
  Common stock, $.001 par value, 50,000,000 shares
     authorized, 8,325,000 shares issued and outstanding           8,325
  Additional paid-in capital                                   2,589,593
  (Deficit) accumulated during the development stage          (2,675,452)
                                                             ___________

           Total stockholders' deficit                           (77,534)
                                                             ___________

           TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT      $    145,567
                                                             ___________


The accompanying notes are an integral part of these financial statements.

                                                                       4.

          Creative Enterprises International, Inc. and Subsidiary
                 (formerly Inland Pacific Resources, Inc.)
                       (A Development Stage Company)
                   Consolidated Statements of Operations

                                                                 From
                                                             Inception on
                                           For the Years     October 18, 2001
                                                Ended           Through
                                             December 31,     December 31,
                                      _______________________  ___________
                                           2002       2001*       2002
                                      __________    _________  ___________

Revenue - net                         $   48,732     $   -0-    $  48,732

Cost of sales
  Purchases                               46,353                   46,353
                                      __________    _________  ___________
Gross profit                               2,379                    2,379

Expenses
  Bank fees                                6,371         309        6,680
  Consultants                            336,174     114,500      450,674
  Depreciation                             1,461         952        2,413
  Dues and subscriptions                   2,914                    2,914
  Franchise tax                            1,000                    1,000
  Fulfillment                              3,000                    3,000
  Insurance                                2,538         973        3,511
  Janitorial services                        690                      690
  Licenses                                17,934         318       18,252
  Marketing                              313,874       8,356      322,230
  Miscellaneous                            4,858         212        5,070
  Office supplies                         38,974       6,361       45,335
  Organizational costs                                 2,272        2,272
  Payroll taxes                            7,058                    7,058
  Payroll                                 73,700                   73,700
  Postage and delivery                    43,650       3,070       46,720
  Printing                                 8,125          18        8,143
  Professional fees                      146,636      33,225      179,861
  Rent - equipment                           769         760        1,529
  Rent - office                           37,250       7,848       45,098
  Security                                 2,404         378        2,782
  Shipping                                             1,439        1,439
  Stock compensation                   1,240,000                1,240,000
  Stockholder's mailing                                1,611        1,611
  Telephone                               15,433       2,936       18,369




                                (Continued)

                                                                  5.

          Creative Enterprises International, Inc. and Subsidiary
                 (formerly Inland Pacific Resources, Inc.)
                       (A Development Stage Company)
                   Consolidated Statements of Operations

                                                                 From
                                                             Inception on
                                           For the Years     October 18, 2001
                                                Ended           Through
                                             December 31,     December 31,
                                      _______________________  ___________
                                           2002       2001*       2002
                                      __________    _________  ___________

Expenses - Continued
  Travel                              $  95,983     $  59,428  $  155,411
  Video duplication                                       218         218
  Web design                                            5,000       5,000
                                      __________    _________  ___________
           Total expenses             2,400,796       250,184   2,650,980

Net (loss) from operations           (2,398,417)     (250,184) (2,648,601)

Other income (expense)
  Loss on disposition of fixed assets   (25,202)           -0-    (25,202)
  Interest income                       ( 2,322)           -0-     (2,322)
  Interest expense                          673            -0-        673
                                      __________    _________  ___________
        Total other income
              and expense             (  26,851)           -0-    (26,851)
                                      __________    _________  ___________

Net (Loss) Before Income Taxes       (2,425,268)     (250,184) (2,675,452)


Income Taxes
  Current                                    -0-           -0-         -0-
  Deferred                                   -0-           -0-         -0-
                                      __________    _________  ___________
        Total income taxes                   -0-           -0-         -0-
                                      __________    _________  ___________

Net (Loss)                          ($2,425,268)    ($250,184) ($2,675,452)
                                      __________    _________  ___________

(Loss) per common share             (      .31)     (    .11)   (   .35 )
                                      __________    _________  ___________

*  Restated for comparative purposes



The accompanying notes are an integral part of these financial statements.

                                                                        6.

          Creative Enterprises International, Inc. and Subsidiary
                 (formerly Inland Pacific Resources, Inc.)
                       (A Development Stage Company)
                Statement of Stockholders' Equity (Deficit)
                From the Date of Inception on October 18, 2001
                         Through December 31, 2002


                                                                    Deficit
                                                                    Accumulated
                     Preferred Stock   Common Stock     Additional  During  the
                      ______________  _________________   Paid-In   Development
                      Shares  Amount   Shares   Amount    Capital    Stage
                      ______  ______  _________ _______ __________ ____________

Issuance of common
 stock for cash at
 $.001 per share                      7,500,000  $7,500   $         $

Effect of recapital-
ization of the
subsidiary,
December 18, 2001                    (3,000,000) (3,000)  (21,167)

Issuance of common
 stock for cash at
 $.10 per share                       1,650,000   1,650   163,350

Issuance of common
 stock for cash
 at $.50 per share                      700,000     700   349,300

Less: Stock
 offering costs                                          ( 40,000)

Net loss for the
 year ended
 December 31, 2001                                                  (  250,184)
                      ______  ______  _________ _______ __________ ____________

BALANCE,
 December 31, 2001                    6,850,000   6,850   451,483   (  250,184)

Issuance of common
 stock for cash
 at $.50 per share                      355,000     355   177,145

Issuance of common
 stock for cash
 at $.50 per share                      615,000     615   306,885

Less: Stock
 offering costs                                           ( 7,500)

Forgiveness of debt                                         7,085

                                (Continued)

                                                                        7.

          Creative Enterprises International, Inc. and Subsidiary
                 (formerly Inland Pacific Resources, Inc.)
                       (A Development Stage Company)
                Statement of Stockholders' Equity (Deficit)
                From the Date of Inception on October 18, 2001
                         Through December 31, 2002


                                                                    Deficit
                                                                    Accumulated
                     Preferred Stock   Common Stock     Additional  During  the
                      ______________  _________________   Paid-In   Development
                      Shares  Amount   Shares   Amount    Capital    Stage
                      ______  ______  _________ _______ __________ ____________

Issuance of common
 stock for services
 rendered at
 3.00 per share                          55,000     55    164,945

Issuance of common
 stock for cash at
 .50 per share and
 services valued at
 3.10 per share                         400,000    400  1,439,600

Common stock deemed
 issued for cash
 at 1.00 per share                       50,000     50     49,950

Net loss for the
 year ended
 December 31, 2002                                                 ( 2,425,268)
                      ______  ______  _________ _______ __________ ____________

Balance,
 December 31, 2002                    8,325,000 $ 8,325 $2,589,593 ($2,675,452)
                      ______  ______  _________ _______ __________ ____________








The accompanying notes are an integral part of these financial statements.

                                                                        8.

          Creative Enterprises International, Inc. and Subsidiary
                 (formerly Inland Pacific Resources, Inc.)
                       (A Development Stage Company)
                         Statements of Cash Flows

             Increase (Decrease) in Cash and Cash Equivalents

                                                                 From
                                                             Inception on
                                           For the Years     October 18, 2001
                                                Ended           Through
                                             December 31,     December 31,
                                      _______________________  ___________
                                           2002       2001*       2002
                                      __________    _________  ___________


CASH FLOWS FROM
 OPERATING ACTIVITIES

  Net Loss                          ($2,425,268)   ($250,184) ($2,675,452)
  Loss from disposition
   of fixed assets                       25,202                    25,202
  Adjustments to reconcile
   net loss to net cash
   used by operating
   activities:
     Forgiveness of debt
      - related party                      7,085                    7,085
     Stock issued for services           165,000                  165,000
     Changes in operating
      assets and liabilities:
       Depreciation                        1,461         952        2,413
       (Increase) decrease in:
          Accounts receivable             (8,644)                  (8,644)
          Security deposit                10,702     (10,702)
          Inventory                     (136,923)                (136,923)
       Increase (decrease) in:
          Accrued expenses                83,206      27,169      110,375
                                      __________    _________  ___________

          Net cash used in
           operating activities       (2,278,179)  ( 232,765)  (2,510,944)
                                      __________    _________  ___________

CASH FLOWS FROM
 INVESTING ACTIVITIES

  Purchase of furniture and fixtures     (22,406)     (5,209)     (27,615)
                                      __________    _________  ___________
          Net cash used in
           investing activities          (22,406)     (5,209)     (27,615)
                                      __________    _________  ___________




                                (Continued)

                                                                        9.

          Creative Enterprises International, Inc. and Subsidiary
                 (formerly Inland Pacific Resources, Inc.)
                       (A Development Stage Company)
                         Statements of Cash Flows

             Increase (Decrease) in Cash and Cash Equivalents

                                                                 From
                                                             Inception on
                                           For the Years     October 18, 2001
                                                Ended           Through
                                             December 31,     December 31,
                                      _______________________  ___________
                                           2002       2001*       2002
                                      __________    _________  ___________


CASH FLOWS FROM
 FINANCING ACTIVITIES
  Proceeds from stockholders loans    $   61,141     $ 51,585  $   112,726
  Issuance of common stock             1,967,500      458,333    2,425,833
                                      __________    _________  ___________
          Net cash provided in
              financing activities     2,028,641      509,918    2,538,559
                                      __________    _________  ___________

NET INCREASE (DECREASE) IN CASH         (271,944)     271,944
  Cash and cash equivalents,
   beginning of period                   271,944            0
                                      __________    _________  ___________

CASH AND CASH EQUIVALENTS,
  END OF PERIOD                       $        0     $271,944   $        0
                                      __________    _________  ___________
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION

  Cash paid during the period for
     Interest                         $        0    $       0   $        0
     Income taxes                     $        0    $       0   $        0


SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES

  For the year ended December 31, 2002
     None
   For the year ended December 31, 2001
     None



The accompanying notes are an integral part of these financial statements.

                                                                   10.

        Creative Enterprises International, Inc. and Subsidiary
               (formerly Inland Pacific Resources, Inc.)
                     (A Development Stage Company)
              Notes to Consolidated Financial Statements
                           December 31, 2002


1.   ORGANIZATION AND OPERATIONS

          Creative Enterprises International, Inc. (the "Company"), formerly Inland Pacific Resources, Inc. Sahara Gold Corporation and Parvin Energy, Inc. was organized June 20, 1984 as a Utah
  Corporation. On July 26, 1985, the Company changed its domicile to a Nevada Corporation.

          On December 18, 2001 Inland Pacific Resources, Inc. entered into an agreement and plan of reorganization with Creative Enterprises, Inc. where Creative Enterprises, Inc. stockholders acquired voting common stock of Inland Pacific Resources, Inc. in exchange for the Creative Enterprises, Inc. common stock. The effect of this agreement and reorganization was to make Creative Enterprises, Inc. a wholly-owned subsidiary of Inland Pacific
  Resources, Inc.   Inland Pacific Resources, Inc. subsequently
  changed it's name to Creative Enterprises International, Inc..

          The Company has one wholly owned subsidiary, Creative Enterprises, Inc. formed in fiscal 2001. Creative Enterprises, Inc. owns Creative Partners International, LLC formed in fiscal 2001. The Company currently is considered a development stage
  company as defined in SFAS    No. 7.  The Company is currently
  devoting substantially all of its efforts in identifying, developing and marketing products, including consumer products and high technology products for distribution and sale in the United States and elsewhere in the world. The Company's initial focus, among others, will be on developing a market for the Zepter line of products in the United States. The Zepter products are manufactured by Home Art and Sales Services AG of Switzerland. The Company is party to an agreement with Home Art under which the Company has been appointed as a principal U.S. distributor for the Zepter line of products.


2.   GOING CONCERN

          The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has no significant revenues. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds through sales of its common stock or through loans from shareholders. There is no assurance that the Company will be successful in raising additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                                                   11.

        Creative Enterprises International, Inc. and Subsidiary
               (formerly Inland Pacific Resources, Inc.)
                     (A Development Stage Company)
              Notes to Consolidated Financial Statements
                           December 31, 2002


3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Accounting Method

          The Company's financial statements are prepared on the accrual method of accounting.

          Basis of Consolidation

          The consolidated financial statements include the accounts of Creative Enterprises International, Inc. and Creative
  Enterprises, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

          Revenue Recognition

          The Company sells products through multiple distribution channels including resellers and distributors. Revenue is recognized when the reseller or distributor sells the product to the end user.

           Cash and Cash Equivalents

          For purposes of reporting the statement of cash flows, the Company includes all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of six months or less as cash and cash equivalents.

          Depreciation

          Property and equipment are recorded at cost and depreciated over the estimated useful lives of the related assets, which range from five to seven years. Depreciation is computed on the modified acceleration cost recovery system (MACRS) for financial reporting and income tax purposes.

          Accounts Receivable

          The Company considers accounts receivable to be fully collectable; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made. No such charges were recorded for the year ended December 31, 2002.

          Inventories

          Inventory consist of finished goods and are stated at the lower of cost or market determined by the first-in, first-out method.

                                                                   12.

        Creative Enterprises International, Inc. and Subsidiary
               (formerly Inland Pacific Resources, Inc.)
                     (A Development Stage Company)
              Notes to Consolidated Financial Statements
                           December 31, 2002


3.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)

          Loss Per Share

          Basic net loss per share is computed by dividing net loss available for common stock by the weighted average number of common shares outstanding during the period.

          Use of Estimates in the Preparation of Financial Statements

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


4.   RECENT ACCOUNTING PRONOUNCEMENTS

          In July 2002, the Financial Accounting Standards Board (the FASB") issued Statement of Financial Accounting Standards ("SFAS") 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to guidance that the Emerging Issue Task Force ("EITF") has set forth in EITF Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including certain costs incurred in a restructuring.") SFAS 146 revises the accounting for certain lease termination costs and employee termination benefits, which are generally recognized in connection with restructuring activities. SFAS 146 is effective after December 31, 2002. Management is currently evaluating the impact of SFAS 146 and does not anticipate a material impact on the Company's financial position and results of operations.

          In November 2002, the Financial Accounting Standards Board ("the FASB") issued FASB Interpretation No. 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness to Others". FIN45 expands previously issued accounting guidance and disclosure requirements for certain guarantees. FIN45 requires recognizing an initial liability for the fair value of an obligation assumed by issuing a guarantee. The provision for initial recognition and measurement of liability will be applied on a prospective basis to guarantees issued or modified after December 31, 2002. Management is currently evaluating the impact of FIN45 but does not anticipate a material impact on the Company's financial position and results of operations.

                                                                   13.

        Creative Enterprises International, Inc. and Subsidiary
               (formerly Inland Pacific Resources, Inc.)
                     (A Development Stage Company)
              Notes to Consolidated Financial Statements
                           December 31, 2002


5.   RELATED PARTY TRANSACTIONS

          At December 31, 2002, the Company owed $109,226 to a stockholder and officer and $3,500 to a stockholder. The notes bear interest at 4.0 percent and 8 percent per annum, respectively, and are due on demand. The interest expense for the six months ended December 31, 2002 was $2,322.


6.   CASH DEPOSITED IN FINANCIAL INSTITUTIONS

          The Company maintains its cash in bank deposit accounts and financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The bank accounts at times exceed federally insured limits. The
  Company has not experienced any losses on such accounts.


 7.  INCOME TAXES

          The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS") No 109 Accounting for Income Taxes". SFAS 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At December 31, 2002, the Company has available unused operating loss carryforwards these amounts were undeterminable as of the report date, which may be applied against future taxable income and which expire in various years through 2020.

          The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards The net deferred tax assets and the offsetting valuation allowance of the same amount is
  undeterminable for the year ended      December 31, 2002.

                                                                   14.

        Creative Enterprises International, Inc. and Subsidiary
               (formerly Inland Pacific Resources, Inc.)
                     (A Development Stage Company)
              Notes to Consolidated Financial Statements
                           December 31, 2002


8.   STOCKHOLDERS' EQUITY

          At December 31, 2002, the Company had 1,000,000 shares of Class A preferred stock with a $.001 par value, with such rights, preferences and designations to be issued in such series as determined by the board of directors. No shares are issued and outstanding at December 31, 2002.

          In December 2001 the Company's board of directors declared a 1 to 16.33 reverse stock split.

          In December 2001, the Company acquired 100% of the issued and outstanding shares of Creative Enterprises Inc. It was a stock for stock exchange.

          In December 2002 the Company received $50,000 for 50,000 shares of common stock. As of December 31, 2002 those shares have not been issued but are recorded as being deemed issued.

          At December 31, 2002, the Company had 50,000,000 shares of common stock authorized par value $.001. Shares outstanding
  December 31, 2002 was 8,325,000.


9.   STOCK OPTIONS

          Under the Company's stock option plan the Company may grant incentive and non statutory options to employees, non employee members of the Board and consultants and other independent advisors who provide services to the Corporation. The maximum shares of common stock which may be issued over the term of the plan shall not exceed 1,000,000 shares. The maximum number of shares that may be granted under the plan to any one individual in any one year is 100,000. Awards under this plan are made by the Board of Directors or a committee of the Board. Options under the plan are to be issued at the market price of the stock on the day of the grant except to those issued to 10% or more stockholders which shall be issued at 110% of the fair market value on the day of the grant. Each option exercisable at such time or times, during such period and for such numbers of shares shall be determined by the Plan Administrator. However, no option shall have a term in excess of 10 years from the date of the grant.

          As of December 31, 2002 450,000 options were granted and 300,000 stock options were returned and cancelled.

                                                                   15.

        Creative Enterprises International, Inc. and Subsidiary
               (formerly Inland Pacific Resources, Inc.)
                     (A Development Stage Company)
              Notes to Consolidated Financial Statements
                           December 31, 2002


10.  EARNOUT SHARES CONTINGENCY

          In December 2001 the Company entered into an agreement with Creative Enterprises Inc. to exchange all of Creative Enterprises Inc. issued and outstanding shares as of December 18, 2001 for up to 7,500,000 shares of the Company. The Creative Enterprises Inc. stockholders were issued 2,500,000 shares in December 2001 and were entitled to an additional 2,500,000 shares if the Company showed
  7.5 million in revenues for the year ending December 31, 2002 and an additional 2,500,000 shares if the Company reaches 15 million in sales for year ended December 31, 2003. In the event that at least two-thirds of the revenue goal is not met for the year 2002 it should carryover to the year 2003.


11.  LOSS PER SHARE

          Loss per share is based on the weighted average number of common shares. Dilutive loss per share was not presented, as the Company as of December 31, 2002 issued options which would have had an antidilutive effect on earnings and for the year ended December 31, 2001 the Company had no common equivalent shares for periods presented that would effect the computation of diluted loss per share. The December 31, 2001 and the cumulative from inception to December 31, 2002 weighted average number of common shares outstanding reflect the reverse stock split of December 18, 2001 retroactively to the beginning of their periods.

                                                          From Inception
                                                          On October 18,
                                    For the Years Ended   2001 through
                                       December 31,       December 31,
                                 _______________________
                                     2002        2001          2002
                                 ___________  __________   _____________


  Loss from continuing
     operations available
     to common
     stockholders               ($2,425,268)  ($250,184)  $2,675,452

  Weighted average
     number of common
     shares outstanding
     used in earnings
     per share during
     the period                  $7,633,542  $2,202,083   $7,633,542

                                                                   16.

        Creative Enterprises International, Inc. and Subsidiary
               (formerly Inland Pacific Resources, Inc.)
                     (A Development Stage Company)
              Notes to Consolidated Financial Statements
                           December 31, 2002


12.  ACQUISITIONS

          On December 18, 2001 Inland Pacific Resources, Inc. entered into an agreement with Creative Enterprises, Inc. and the owners of the outstanding shares of common stock of Creative Enterprises, Inc. Inland Pacific Resources, Inc. acquired all of the common stock of Creative Enterprises, Inc. (2,500,000 shares) for all of Inland Pacific Resources, Inc. common stock after giving effect to a 1 for
  16.32979 reverse stock split. The exchange ratio was one Inland Pacific Resources, Inc. share for each outstanding Creative Enterprises, Inc. share.

          The effect of the merger is to have the Creative Enterprises, Inc. shareholders as the acquirer of Inland Pacific Resources, Inc. with the cost being 2,500,000 shares of Creative Enterprises, Inc. for 02,500,000 shares of Inland Pacific Resources, Inc.

          The merger was accounted for as a recaptialization of the Subsidiary, wherein Creative Enterprises, Inc. became a 100% owned Subsidiary of Inland Pacific Resources, Inc. The Company declared a 1 to 16.33 revenue stock split and changed it's name to Creative
  Enterprises International, Inc.


13.  STOCK COMPENSATION

          In December 2002 an officer and stockholder converted $200,000 of debt into 400,000 shares of the Company's stock. The Company's stock was trading at 3.60 at the date of conversion but the officer and stockholder paid .50 per share creating stock compensation to the officer and stockholder of $1,240,000.

No dealer, salesman or other person is
authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby.
If given or made, the information or
representations must not be relied upon
as having been authorized by the
Company. This Prospectus does not
constitute an offer to sell or a
solicitation of an offer to buy any of
the securities covered hereby in any
jurisdiction or to any person to whom it is unlawful to make the offer or solicitation in the jurisdiction.
Neither the delivery of this Prospectus
nor any sale made hereunder shall, in
any circumstances, create any
implication that there has been no
change in the affairs of the Company
since the date hereof.


Until [90 days after the date of this
Prospectus], all dealers that effect
transactions in the registered
securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely on the information
contained in this Prospectus when making a decision about whether to invest in our common stock. Neither we nor the Selling Stockholders have authorized anyone to provide you with information different from that contained in this Prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers or sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of when this Prospectus or any shares of our common stock are delivered.









                      Creative Enterprises
                       International, Inc.




                         2,353,669 shares







                           Common stock





                            PROSPECTUS





                                        , 2003

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

(a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)  By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than director of officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

(b) The registrant's Amended and Restated By-Laws limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the registrant in connection with the maximum offering for the securities included in this registration statement:

                                                              Amount

SEC registration fee                                     $      628.00
Blue sky fees and expenses                                    1,500.00
Printing and shipping expenses                                  500.00
Legal fees and expenses                                      30,000.00
Accounting fees and expenses                                  5,000.00
Transfer and Miscellaneous expenses                           2,000.00

       Total                                               $ 39,628.00

*  All expenses are estimated except the Commission filing fee.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

The Company has issued the following securities in transactions not registered under the Securities and Exchange Act of 1933, as amended (the "Securities Act"):

(a) In October of 2001, the Company sold common stock for an aggregate purchase price of $165,000 to nine "accredited" investors. In December of 2001, after it effected a 1 for 16.33 reverse stock split, the Company issued 1,650,000 post-split shares of its common stock to these investors. The Company issued these shares in reliance upon the exemption provided by Rule 506 of Regulation D. The Company relied on Rule 506 as the investors were "accredited investors" as defined in Regulation D, no public solicitation was employed, the purchasers bought the securities with investment intent and the securities were restricted securities as that term is defined in Rule 144.

(b) In December of 2001, the Company issued 2,500,000 shares of common stock to acquire all the outstanding stock of Creative Enterprises. These shares were issued in reliance upon the exemption provided by Rule 506 of Regulation D.

(c) On January 18, 2002, the Company issued options exercisable for 450,000 shares of its common stock. These options were issued without cash consideration. 300,000 options were issued to directors, Robert Aliano (the Company's former President) and Michael Salaman. 150,000 options were issued to Les Schmid, who was employed by the company through July of 2002 and stills consults with the company. All the options were exercisable immediately at $0.50 per share. 300,000 options issued to Robert Aliano and Les Schmid were later returned to the Company and canceled. The issuance of these options to directors was made in reliance upon the exemptions provided by Rule 701 under the Securities Act.

(d) On August 2, 2002, the Company issued 50,000 shares of common stock to Robert Perlman and 5,000 shares of common stock to Steven Lamm, consultants that have provided marketing and selling services to the Company serving on the Medical Advisory Board. These shares were issued in reliance upon the exemption provided by Rule 506 of Regulation D and Rule 701. Mr. Perlman and Mr. Lamm acquired the shares with investment intent and Mr. Perlman and Mr. Lamm were provided with the material information required by Rule 506.

(e) From December 2001 through December 31, 2002, the Company issued a total of 2,120,000 other shares of common stock for the aggregate cash purchase price of $677,500 to Michael Salaman, the Company's President and 22 other "accredited" investors known to him from prior business dealings. The Company issued these shares in reliance upon the exemption provided by Rule 506 of Regulation D. The Company relied on Rule 506 as the investors were all "accredited investors" as defined in Regulation D, no public solicitation was employed, the purchasers bought the securities with investment intent and the securities were restricted securities as that term is defined in Rule 144.

(f) During the quarter ended March 31, 2003, the Company agreed to issue 150,000 shares of common stock for consulting services related to Swiss Nature, to 2 "accredited" investors known to the Company's President from these business dealings. The Company issued these shares in reliance upon the exemption provided by Rule 506 of Regulation D. The Company relied on Rule 506 as the investors were all "accredited investors" as defined in Regulation D, no public solicitation was employed, the purchasers bought the securities with investment intent and the securities were restricted securities as that term is defined in Rule 144.

ITEM 27.  EXHIBITS INDEX

SEC No.   Document                                                Exhibit No.

3         Articles of Incorporation                               3.1*

3         By-Laws                                                 3.2*

4         Common Stock Specimen Certificate                       4.1*

4         Form of Warrant Agreement                               4.2*

4         Form of Warrant Certificate                             4.3*

5         Opinion of Counsel                                      5.1*

10    Subsidiaries                                               10.1*

10   Agreement and Plan of Reorganization with Inland Pacific Resources, Inc.
     & Creative Enterprises, Inc.                                10.2*

10    Distribution Agreement with Home Art/Zepter International  10.3*

10    Distribution Agreement with Wavetrend                      10.4*

10    Agreement with SEIDCON                                     10.5*

23        Consent of Connolly, Grady & Cha, P.C., independent public
accountants                                                       23.1

24        Consent of Counsel(included in Exhibit 5.1)            24.1*

*    Previously filed

ITEM 28.  UNDERTAKINGS

The registrant hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES
In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the
City of   Bryn Mawr    , State of  Pennsylvania  , on July 29, 2003.

CREATIVE ENTERPRISES INTERNATIONAL, INC.


By:         /s/  Michael Salaman
     Michael Salaman, President (Chief Executive/Financial/Accounting Officer)


In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature:         /s/  Michael Salaman           Date: July 29, 2003
             Michael Salaman, Director